UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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UNILIFE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 7, 2013

Dear Unilife Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders to be held on Thursday, November 21, 2013, at 3:00 P.M., U.S. Eastern Standard Time (7:00 A.M. Australian Eastern Daylight Time on Friday, November 22, 2013), at the Intercontinental New York Barclay, 111 East 48th Street, New York, New York 10017. The meeting will be broadcast via the Investor Relations section of our website www.unilife.com as a “live” listen only webcast.

All stockholders and holders of CHESS Depositary Interests (CDIs) are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, we urge you to submit your proxy card or CDI voting instruction form as soon as possible so that your shares (or shares underlying your CDIs) can be voted at the meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card or CDI voting instruction form.

We are furnishing our proxy materials over the Internet. Therefore, you will not receive paper copies of our proxy materials. We will instead send you a notice with instruction for accessing the proxy materials and voting via the Internet. The notice also provides instructions on how you may obtain copies of the proxy materials if you so choose.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. As a Delaware corporation and under our bylaws, a minimum of one-third of our outstanding shares of common stock (including shares underlying our outstanding CDIs) must be present in person or represented by proxy at the meeting in order for the meeting to be considered valid. You may vote your shares (or direct the CHESS Depositary Nominees Pty Ltd. (“CDN”) to vote if you hold your shares in the form of CDIs) online or by mailing a completed proxy card or CDI voting instruction form if you elect to receive the proxy materials by mail. Instructions regarding each method of voting are provided on the proxy card and the CDI voting instruction form. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

We look forward to seeing you at the meeting.

Sincerely yours,

Slavko James Joseph Bosnjak

Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 21, 2013 AT 3:00 P.M.

(U.S. EASTERN STANDARD TIME)

TO THE STOCKHOLDERS OF UNILIFE CORPORATION:

Notice is hereby given that the annual meeting of stockholders of Unilife Corporation, a Delaware corporation, will be held on Thursday, November 21, 2013, at 3:00 P.M., U.S. Eastern Standard Time, (7:00 A.M. Australian Eastern Daylight Time on Friday, November 22, 2013) at the Intercontinental New York Barclay, 111 East 48th Street, New York, New York 10017, for the following purposes:

1. To elect six directors, identified in the accompanying proxy statement, to hold office until our annual meeting of stockholders to be held in 2014 and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal (“Proposal No. 1”);

2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014 (“Proposal No. 2”);

3. To consider and act on an advisory vote regarding the approval of compensation paid to certain executive officers (“Proposal No. 3”);

4. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 105,000 securities to Slavko James Joseph Bosnjak (which Mr. Bosnjak may elect to take in the form of shares of restricted stock or restricted stock units) on the terms set out in the accompanying proxy statement (“Proposal No. 4”);

5. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 105,000 securities to Jeff Carter (which Mr. Carter may elect to take in the form of shares of restricted stock or restricted stock units) on the terms set out in the accompanying proxy statement (“Proposal No. 5”);

6. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 105,000 securities to William Galle (which Mr. Galle may elect to take in the form of shares of restricted stock or restricted stock units) on the terms set out in the accompanying proxy statement (“Proposal No. 6”);

7. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 105,000 securities to John Lund (which Mr. Lund may elect to take in the form of shares of restricted stock or restricted stock units) on the terms set out in the accompanying proxy statement (“Proposal No. 7”);

8. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 105,000 securities to Mary Katherine Wold (which Ms. Wold may elect to take in the form of shares of restricted stock or restricted stock units) on the terms set out in the accompanying proxy statement (“Proposal No. 8”);

9. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve a special grant of 52,500 securities to William Galle in the form of restricted stock units on the terms set out in the accompanying proxy statement (“Proposal No. 9”);

10. For the purposes of ASX Listing Rule 7.4 and for all other purposes, to ratify the issuance and sale by us of 3,512,153 shares of common stock (equivalent to 21,072,918 CHESS Depositary Interests (“CDIs”)) under the

Controlled Equity Offering Sales Agreement we entered into with Cantor Fitzgerald & Co. dated October 3, 2012, pursuant to a registration statement filed by us with the U.S. Securities and Exchange Commission (“SEC”), and the accompanying prospectus supplement that we filed with the SEC on October 4, 2012 (“Proposal No. 10”); and

11. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Our board of directors recommends that stockholders vote FOR the re-election of each of the directors named in Proposal No. 1 and FOR Proposal Nos. 2-10, excluding Slavko James Joseph Bosnjak (with respect to Proposal No. 4 only), Jeff Carter (with respect to Proposal No. 5 only), William Galle (with respect to Proposal Nos. 6 and 9 only), John Lund (with respect to Proposal No. 7 only), and Mary Katherine Wold (with respect to Proposal No. 8 only), who abstain from making a recommendation with respect to the proposal in parentheses after their name due to their personal interest in that proposal.

Stockholders of record as of the close of business on October 1, 2013 (U.S. Eastern Daylight Time), the record date for the meeting, are entitled to receive notice of, and to vote at, the meeting and any adjournment or postponement of the meeting. Record holders of CDIs as of the close of business on the record date are entitled to receive notice of and to attend the meeting or any adjournment or postponement of the meeting and may instruct our CDI Depositary, CHESS Depositary Nominees Pty Ltd, or CDN, to vote the shares underlying their CDIs by following the instructions on the enclosed CDI voting instruction form or by voting online at www.investorvote.com.au. Doing so permits CDI holders to instruct CDN to vote on behalf of CDI holders at the meeting in accordance with the instructions received via the CDI voting instruction form or online.

The proxy statement that accompanies and forms part of this notice of meeting provides information in relation to each of the matters to be considered. This notice of meeting and the proxy statement should be read in their entirety. If stockholders are in doubt as to how they should vote, they should seek advice from their legal counsel, accountant, solicitor or other professional adviser prior to voting.

By order of the Board of Directors,

J. Christopher Naftzger

Vice President, General Counsel, Corporate Secretary

    & Chief Compliance Officer

October 7, 2013

IMPORTANT: To assure that your shares are represented at the meeting, please vote (or, for CDI holders, direct CDN to vote) your shares via the Internet or by marking, signing, dating and returning the enclosed proxy card or CDI voting instruction form to the address specified, or, for the holders of our common stock only, via telephone. If you attend the meeting, you may choose to vote in person even if you have previously voted your shares, except that CDI holders may only instruct CDN to vote on their behalf by completing and signing the CDI voting instruction form or voting online at www.investorvote.com.au and may not vote in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT 3:00 P.M. U.S. EASTERN STANDARD TIME ON NOVEMBER 21, 2013 (7:00 A.M. Australian Eastern Daylight Time November 22, 2013): A complete set of proxy materials relating to our meeting is available on the Internet. These materials, consisting of the Notice of Meeting, proxy statement, proxy card, CDI voting instruction form and Annual Report on Form 10-K for the fiscal year ended June 30, 2013, may be viewed and printed at www.envisionreports.com/unis. If you are a CDI holder, you may also view and print these materials online at www.investorvote.com.au.

UNILIFE CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 21, 2013 AT 3:00 P.M.

(U.S. EASTERN STANDARD TIME)

The accompanying proxy is solicited by the board of directors of Unilife Corporation, a Delaware corporation (the “Company”), for use at our annual meeting of stockholders to be held at 3:00 P.M. U.S. Eastern Standard Time on Thursday, November 21, 2013 (7:00 A.M. Australian Eastern Daylight Time on November 22, 2013), or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Meeting of Stockholders.

A Notice of Internet Availability of Proxy Materials is being mailed to our stockholders on or about October  9, 2013.

INTERNET AVAILABILITY OF PROXY MATERIALS

A complete set of proxy materials relating to the meeting is available on the Internet. These materials, consisting of the Notice of Meeting, proxy statement, proxy card, CDI voting instruction form and Annual Report on Form 10-K for the fiscal year ended June 30, 2013 may be viewed and printed at www.envisionreports.com/unis. If you are a CDI holder, you may also view and print these materials online at www.investorvote.com.au.

SOLICITATION AND VOTING

Voting Rights and Procedures

Only those stockholders or CDI holders of record as of the close of business on October 1, 2013 (U.S. Eastern Daylight Time), the record date, will be entitled to vote at the meeting and any adjournment or postponement thereof. Those persons holding CDIs are entitled to receive notice of and attend the meeting and may instruct CDN to vote at the meeting by following the instructions on the CDI voting instruction form or by voting online at www.investorvote.com.au.

As of the record date, we had 100,491,541 shares of common stock outstanding (equivalent to 602,949,246 CDIs assuming all shares of common stock were converted into CDIs on the record date), all of which are entitled to vote with respect to all matters to be acted upon at the meeting, except to the extent of the voting exclusions for Proposals No. 4 — 10 described below. Each stockholder as of the close of business on the record date is entitled to one vote for each share of common stock held by such stockholder. Each CDI holder as of the close of business on the record date is entitled to direct CDN to vote one share for every six CDIs held by such holder. One-third of the outstanding shares of our common stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” (shares held by a broker or nominee that does not have discretionary voting authority and has not received instructions as to how to vote on a particular proposal) will each be counted as present and entitled to vote for the purposes of determining whether a quorum is present.

The following describes how you may vote on each proposal and the votes required for approval of each proposal:

Proposal No. 1 — Our six director nominees will be elected by a plurality of votes cast at the meeting, which means that the director nominees receiving the highest number of ‘FOR’ votes will be elected. You may vote for each director nominee or withhold your vote from one or more of the nominees. Withholding a vote as to any director nominee is the equivalent of abstaining. In an uncontested election such as this, abstentions and broker non-votes have no effect, since approval by a specific percentage of the shares present or outstanding is not required.

Proposal Nos. 2 through 10 — The affirmative vote of the holders of a majority in voting power of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the matter must be obtained in order to approve each of these proposals. You may vote for or against the proposal or you may abstain from voting. Abstentions will not be counted as affirmative votes and will have the same effect as AGAINST votes, and broker non-votes will not be counted as entitled to vote and will have no effect on the outcome of such proposals.

Solicitation of Proxies

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. If you choose to vote over the Internet, you are responsible for Internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition to soliciting stockholders through our employees, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to solicit the beneficial owners and will reimburse them for their reasonable expenses in so doing.

Voting Instructions

All shares of our common stock represented by a properly executed proxy received before the time indicated on the proxy will, unless the proxy is revoked, be voted in accordance with the instructions indicated on the proxy. If no instructions are indicated on the proxy, the shares will be voted as the proxy holder nominated on the proxy card determines, or, if no person is nominated, the shares will be voted “FOR” each proposal. The persons named as proxies will vote on any other matters properly presented at the meeting in accordance with their best judgment. A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to the Corporate Secretary of Unilife Corporation, 250 Cross Farm Lane, York, Pennsylvania 17406, a written notice revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person. Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.

Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to vote in person, please bring proof of identification. Even if you plan to attend the meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend. Shares held in street name through a brokerage account or by a bank or other nominee may be voted in person by you if you obtain a valid proxy from the record holder giving you the right to vote the shares. CDI holders may attend the meeting, but cannot vote in person at the meeting.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote without attending the meeting. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted as follows:

•

If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet or telephone by following the instructions provided on the proxy card or can vote by proxy by mail pursuant to instructions provided on the proxy card.

•

If your shares are held in a stock brokerage account or by a bank or other nominee, you have the right to direct your broker or other nominee on how to vote the shares in your account. If you hold shares beneficially in street name, you may vote by proxy over the Internet or telephone by following the instructions provided on the proxy card or may vote by mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

Under Delaware law, votes cast by Internet have the same effect as votes cast by submitting a written proxy card.

Special Instructions for CDI Holders

Specific instructions to be followed by any CDI holder interested in directing CDN to vote the shares underlying their CDIs are set forth on the CDI voting instruction form. The Internet voting procedures for CDI holders are designed to authenticate the CDI holder’s identity and to allow the CDI holder to direct CDN to vote his or her shares and confirm that his or her voting instructions have been properly recorded.

CDI holders may direct CDN to vote their underlying shares at the meeting by following the instructions in the CDI voting instruction form and voting online at www.investorvote.com.au or by returning the CDI voting instruction form to Computershare, being the agent we designated for the collection and processing of voting instructions from our CDI holders, no later than 4:00 A.M. on November 17, 2013 U.S. Eastern Standard Time (8:00 P.M. on November 17, 2013 Australian Eastern Daylight Time) in accordance with the instructions on such form. Doing so permits CDI holders to instruct CDN to vote on their behalf in accordance with their written directions. If you direct CDN to vote by completing the CDI voting instruction form, you may revoke those directions by delivering to Computershare, no later than 4:00 A.M. on November 17, 2013 U.S. Eastern Standard Time (8:00 P.M. on November 17, 2013 Australian Eastern Daylight Time), a written notice of revocation bearing a later date than the CDI voting instruction form previously sent.

CDI holders may attend the meeting, but cannot vote in person at the meeting unless they are appointed as proxy by CDN.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The terms of office of each of our current directors will expire at the meeting. Our board has determined to nominate for election each of our current directors until our next annual meeting of stockholders to be held in 2014 and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. Directors are elected by a plurality (i.e., nominees with the highest number of votes for their election will be elected as directors) of votes present or represented by proxy and entitled to vote at the meeting. Shares represented by validly executed proxies will be voted, if authority to do so is not withheld, for the election of each of the nominees. If any of the nominees is unexpectedly unavailable for election, these shares will be voted for the election of a substitute nominee proposed by our nominating and corporate governance committee or our board may determine to reduce the size of our board. Each person nominated for election has agreed to serve if elected.

Our bylaws provide for the re-election of directors to occur by plurality of votes. Under this mechanism, stockholders are effectively not provided with an option to vote ‘against’ a proposed resolution to re-elect a director. Stockholders who withhold their vote or vote against a director being re-elected will not be counted as votes cast and will have no effect on the re-election of directors.

Set forth below is biographical information for the nominees as well as the key attributes, experience and skills that the board believes such nominee brings to the board. Please note that the tenure of the nominees on the Unilife board described below includes service on the board of Unilife Medical Solutions Limited (“UMSL”), our Australian predecessor.

Slavko James Joseph Bosnjak (age 64). Mr. Bosnjak has served as our director since February 2003 and as chairman of our board since April 2006. Mr. Bosnjak has been a co-owner and director of the Le Meridien Lav Hotel in Split, Croatia since 2002 and is chairman and co-founder of Ultimate Outdoor Ltd., an Australian outdoor advertising company. Mr. Bosnjak is chairman of Chiron Commercial Vehicles Pty Ltd. a Malaysian company which manufactures bus bodies for export to Australia. He has also held positions on Commonwealth and New South Wales government advisory bodies, including the Greater Western Sydney Economic Development Board, and the GROW Employment Council. Mr. Bosnjak also served as the Chairman of the Tourism Council of Australia and Bus 2000 Ltd., which coordinated bus services for the Sydney 2000 Olympic Games. Mr. Bosnjak was awarded an Order of Australia Medal in 1994 for his services to transport and the community, and also holds an honorary doctorate from the University of Western Sydney for his services related to employment growth and economic development. Our board believes that Mr. Bosnjak’s broad government and investment experience in numerous industries across Australia, Asia and Europe, as well as his long history with us and deep knowledge of our business, make him well-suited to serve as a director.

Alan D. Shortall (age 60). Mr. Shortall has served as our chief executive officer since September 2002. Mr. Shortall founded Unilife in July 2002 and has guided the growth of Unilife since then. In 2008, the trade magazine Medical Device and Diagnostic Industry named him as one of 100 Notable People in the medical device industry worldwide. Our board believes that Mr. Shortall’s strategic vision and intimate understanding of our safety syringe technology and products, as well as his substantial marketing and commercial experience, make him well-suited to serve as a director.

John Lund (age 47). Mr. Lund has served as our director since November 2009. Mr. Lund has also served as managing partner of M&A Holdings, LLC, a private consulting company since July 2003, and Upstart CFO, LLC, a financial consulting company providing CFO advisory services since December 2010. Mr. Lund was vice president of finance and controller of E-rewards, Inc., an internet market research company from February 2009 to March 2011, vice president and controller of Nexstar Broadcasting Group, Inc., a NASDAQ listed television broadcasting company during 2008. Prior to that, Mr. Lund held chief financial officer and controller positions for various public and private companies, and was a manager at KPMG. Mr. Lund received the Certificate of Director Education from the National Association of Corporate Directors (NACD) and completed various corporate governance courses at Harvard. Mr. Lund, a certified public accountant, graduated from University of North Texas and received his MBA from the Kellogg School of Management of Northwestern University. Mr. Lund is actively involved in the NACD, Financial Executive Institute, American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. Our board believes that Mr. Lund’s expertise in finance and accounting and his experience with corporate transactions and publicly listed companies make him well-suited to serve as a director.

William Galle (age 74). Mr. Galle has served as our director since June 2008. Mr. Galle was also an independent director of American Marketing Complex in New York City from October 2007 to December 2009. Since 2009, Mr. Galle has been affiliated as an investment banker with Bradley Woods, a 40 year-old New York City-based independent research and investment banking firm specializing in federal regulatory and legislative developments impacting substantial investor portfolios. Since 1993, Mr. Galle has been president of Diversified Portfolio Strategies LLC in Washington D.C., which provides alternative investment advisory services for institutions and substantial investors. Prior thereto, he was vice president of pension services at Smith Barney, Harris Upham and director of corporate services at NASDAQ in Washington, D.C. Mr. Galle is a graduate of Columbia University, Rutgers University, and the New York Institute of Finance. Our board believes that Mr. Galle’s investment advisory experience makes him a qualified member of the board.

Jeff Carter (age 55). Mr. Carter has served as our director since April 2006. From February 2005 until January 2009, Mr. Carter served as chief financial officer of UMSL. He also served as company secretary of UMSL from March 2007 to July 2010. Mr. Carter is a chartered accountant and holds a master’s degree in applied finance from Macquarie University. Mr. Carter was a chief financial officer of various publicly listed healthcare companies prior to joining UMSL in February 2005. Prior to entering the healthcare industry Mr. Carter held Senior Management positions with Coca Cola, Santos, Canadian Imperial Bank of Commerce and Touche Ross. Mr. Carter has in excess of 30 years experience in professional accounting, investment banking, corporate finance and commercial/strategic planning roles. Our board believes that Mr. Carter’s experience in financial and management roles, with a strong background in the healthcare industry, make him a valuable member of the board.

Mary Katherine Wold (age 60). Ms. Wold has served as our director since May 2010. Ms. Wold serves as chief executive officer of the Church Pension Fund, which oversees defined benefit and defined contribution pension plans for clergy and lay employees of the Episcopal Church. Prior to her position at the Church Pension Fund, Ms. Wold served as senior vice president of finance from 2007 to 2009, senior vice president of tax and treasury from 2005 to 2007 and vice president of tax from 2002 to 2005, of Wyeth, a NYSE-listed pharmaceutical company, which was acquired by Pfizer in October 2009. Prior thereto, Ms. Wold spent 17 years with the international law firm of Shearman & Sterling based in New York, specializing in international tax planning for multinational corporations and in the tax aspects of mergers and acquisitions, capital markets and private equity transactions. Ms. Wold received her law degree from the University of Michigan and her Bachelor of Arts degree from Hamline University. Our board believes that Ms. Wold’s knowledge in financial, tax, and treasury matters along with her broad experience in global operations at one of the world’s largest pharmaceutical companies make her a valuable member of the board.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES

NAMED ABOVE.

INFORMATION ON OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business is managed under the direction and oversight of our board. We keep board members informed of our business through discussions with management, materials we provide to them, visits to our offices, and their participation in board and board committee meetings. We believe open, effective, and accountable corporate governance practices are key to our relationship with our stockholders. Our board has adopted corporate governance guidelines (board charter) that, along with the charters of our board committees and our code of business conduct and ethics, provide the framework for our governance. A complete copy of our corporate governance guidelines, the charters of our board committees, and our code of ethics may be found on the investor relations section of our website at www.unilife.com under the heading of “Governance”. Information contained on our website is not part of this proxy statement. The board regularly reviews corporate governance developments and modifies these policies as warranted. Any changes in these governance documents will be reflected on the same location of our website.

Director Independence

Our board has determined that each of Slavko James Joseph Bosnjak, John Lund, William Galle and Mary Katherine Wold is “independent” within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934, NASDAQ listing standards and the ASX Corporate Governance Council Corporate Governance Principles and Recommendations.

Board Leadership Structure

As reflected in our corporate governance guidelines and in order to comply with the ASX Corporate Governance Council Corporate Governance Principles and Guidelines, the roles of chairman and chief executive officer are occupied by separate individuals.

Alan D. Shortall currently serves as our chief executive officer and Slavko James Joseph Bosnjak serves as our chairman of the board. We believe this leadership structure is presently the most appropriate structure for us. As chief executive officer, Mr. Shortall is responsible for setting our strategic direction and the day-to-day leadership and performance, while Mr. Bosnjak, as chairman, provides guidance to the chief executive officer, and acts as a liaison between the chief executive officer and the rest of the board.

Board’s Role in Risk Oversight

Our board is ultimately responsible for ensuring that appropriate risk management policies and procedures are in place to protect our assets and business. The board requires senior management to ensure that an approach to managing risk is implemented as part of our day to day operations and to design internal control systems with a view to identifying and managing material risks. The committees of our board are responsible for evaluating the risks related to their respective responsibilities and overseeing the management of such risks. Our board periodically reviews the material risks faced by us, our risk management processes and systems and the adequacy of our policies and procedures designed to respond to and mitigate these risks.

Meetings and Committees of the Board

Directors are expected to attend meetings of the board and any board committees on which they serve. The board has four standing committees to facilitate and assist the board in the execution of its responsibilities: the audit committee, the compensation committee, the nominating and corporate governance committee, and the strategic partnerships committee.

During the fiscal year ended June 30, 2013, the board held seven meetings and the audit, compensation, nominating and corporate governance, and strategic partnerships committees held nine, four, one and two meetings, respectively. Each director attended 75% or more of the aggregate of all meetings of the board and board committees on which such director served at the time of the meetings.

In accordance with our corporate governance guidelines, we make every effort to schedule our meeting of stockholders at a time and date to maximize attendance by directors taking into account the directors’ schedules. Under our corporate governance guidelines, all directors should make every effort to attend our annual meeting of stockholders absent an unavoidable and irreconcilable conflict. In 2012, the meeting was held in New York City and all of the directors then in office attended the meeting, except for Jeff Carter, who attended by telephone from Australia, and Marc Firestone, who was not standing for re-election to the board.

Audit Committee

The primary purpose of the audit committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. The committee also reviews the qualifications, independence and performance, and approves the terms of engagement of our independent auditors, and reviews and approves any related party transactions. The audit committee is governed by a written charter approved by our board, a copy of which is available from the investor relations section of our website at www.unilife.com under the heading of “Corporate Governance.”

The audit committee currently consists of John Lund (Chair), Slavko James Joseph Bosnjak and Mary Katherine Wold. Our board of directors has determined that Mr. Lund qualifies as an “audit committee financial expert” as defined under SEC rules.

Compensation Committee

The primary purpose of the compensation committee is to supervise and review our affairs as they relate to the compensation and benefits of our named executive officers. In carrying out these responsibilities, the compensation committee reviews all components of executive compensation for consistency with our compensation philosophy and with the interests of our stockholders. The compensation committee is governed by a written charter approved by our board of directors, a copy of which is available from the investor relations section of our website at www.unilife.com under the heading of “Governance.”

Our compensation committee’s responsibilities include the following:

•

develop and implement an executive compensation policy to support overall business strategies and objectives, attract and retain key executives, link compensation with business objectives and company performance, and provide competitive compensation;

•

approve compensation for the chief executive officer, including relevant performance goals and objectives, review and approve compensation for other named executive officers, and oversee their evaluations;

•	make recommendations to our board of directors with respect to the adoption of stock-based compensation plans and incentive compensation plans;

•	review the outside directors’ compensation program for competitiveness and plan design, and recommend changes to our board, as appropriate; and

•	oversee general compensation plans and initiatives.

The compensation committee currently consists of Slavko James Joseph Bosnjak (Chair), John Lund and William Galle.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee oversees our director nomination and corporate governance matters. The nominating and corporate governance committee is governed by a written charter approved by our board of directors, a copy of which is available from the investor relations section of our website at www.unilife.com under the heading of “Governance.”

The nominating and corporate governance committee’s primary responsibilities are to:

•	identify individuals qualified to become board members;

•	select, or recommend to the board of directors, director nominees for each election of directors;

•	develop and recommend to the board criteria for selecting qualified director candidates;

•	consider committee member qualifications, appointment and removal;

•	recommend corporate governance principles, codes of ethics and compliance mechanisms applicable to us; and

•	provide oversight in the evaluation of the board and each committee.

The nominating and corporate governance committee currently consists of Slavko James Joseph Bosnjak (Chair), John Lund and William Galle.

Strategic Partnerships Committee

The primary purpose of the strategic partnerships committee is to provide support to our senior management in establishing and maintaining strategic partnership relationships between us, pharmaceutical companies, potential customers and other third parties that the committee considers can be of strategic importance in our growth. To that end, the strategic partnerships committee will review and evaluate strategic partnership status, strategies and opportunities with our senior management, assist our senior management in developing strategic partnerships and relationships and, from time to time, initiate proposals and make recommendations on strategic partnerships. The strategic partnerships committee is governed by a written charter approved by our board of directors, a copy of which is available from the investor relations section of our website at www.unilife.com under the heading of “Governance.”

The strategic partnerships committee consists of Mary Katherine Wold (Chair), Alan Shortall, William Galle, and John Lund.

Nominations Process and Director Qualifications

In evaluating candidates for directors proposed by directors, stockholders and/or management, the nominating and corporate governance committee considers the following factors, among others:

•	the committee’s views of the current needs of the board for certain skills, experience or other characteristics;

•	the candidate’s background, skills, and experience;

•	other characteristics and expected contributions of the candidate; and

•	the qualification standards established from time to time by the nominating and corporate governance committee.

The nominating and corporate governance committee considers the appropriate skills and characteristics required of board members in the context of the current makeup of the board. In accordance with our corporate governance guidelines, this assessment includes issues of diversity, age, skills such as understanding of manufacturing, technology, finance and marketing, and international background, all in the context of an assessment of the perceived needs of the board at that point in time. Pursuant to our corporate governance guidelines, directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of stockholders. They must also have an inquisitive and objective perspective and mature judgment.

In identifying director nominees, the nominating and corporate governance committee first evaluates the current members of the board willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If any member of the board does not wish to continue in service or if the nominating and corporate governance committee or the board decides not to re-nominate a member for re-election, the nominating and corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria above. Other than the foregoing, there are no specific, minimum qualifications that the nominating and corporate governance committee believes that a committee-recommended nominee to the board of directors must possess, although the nominating and corporate governance committee may also consider such other factors as it may deem are in the best interests of us and our stockholders. If the nominating and corporate governance committee believes, at any time, that the board requires additional candidates for nomination, the committee may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. The nominating and corporate governance committee also considers suggestions of nominees from our stockholders. Persons suggested by stockholders to be nominees are evaluated based on the same criteria and using the same process described above for other potential nominees. Stockholders may recommend individuals for consideration by following the procedures set forth in our bylaws.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee has ever been an executive officer or employee of us or any of our subsidiaries, or has any relationship with us or our executives, other than their directorship and equity interests in us as disclosed in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” During fiscal 2013, none of our executive officers served on the compensation committee or board of any other entity that had any executive officer who also served on our board.

Code of Business Conduct and Ethics

Our board has adopted a code of business conduct and ethics which meets the definition of “code of ethics” under the SEC rules. The code applies to all of our employees and directors. A copy of the code of business conduct and ethics is available from the investor relations section of our website at www.unilife.com under the heading of “Corporate Governance”. We intend to disclose any amendment to, or waiver from, a provision of the code that applies to any of our principal executive, financial or accounting officers in the investor relations section of our website.

Communications with Directors

Stockholders may communicate with our directors by transmitting correspondence by mail, facsimile or email, addressed as follows:

Chairman of the Board

or Board of Directors

or [individual director]

c/o J. Christopher Naftzger

250 Cross Farm Lane

York, Pennsylvania 17406 USA

Fax: + 717 384-3402

Email Address: chris.naftzger@unilife.com

All incoming communications are screened by our corporate secretary and transmitted to the intended recipient absent safety or security issues.

DIRECTOR COMPENSATION

The following table provides information regarding the total compensation that we paid or awarded to our non-executive directors during the year ended June 30, 2013. Directors who are also employees do not receive compensation for their services as directors.

Name	Fees Earned or Paid in Cash		Stock Awards	Option Awards	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($)		($)(1)(2)	($)(3)	($)(4)	($)	($)
Slavko James Joseph Bosnjak	123,276	(5)	47,550	—	14,454	—	185,280
William Galle	60,588		47,550	—	—	1,245	109,383
Jeff Carter	55,474	(6)	47,550	—	4,993	—	108,017
John Lund	85,504		47,550	—	—	—	133,054
Mary Katherine Wold	63,496		47,550	—	—	—	111,046
Marc Firestone	21,460	(7)	—	—	—	—	21,460

(1)	The amount referenced is the grant date fair value of stock awards determined in accordance with ASC Topic 718. See Note 4 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013.
(2)	The aggregate number of outstanding stock awards held by each director as of June 30, 2013 are as follows: Slavko James Joseph Bosnjak — 0, William Galle — 45,000, Jeff Carter — 0, John Lund — 45,000, Mary Katherine Wold — 45,000. The stock awards made to Messrs. Bosnjak and Carter during fiscal 2013 were fully vested shares. As such, they are reflected in the table above as stock awards granted during fiscal 2013, but are not considered to be outstanding stock awards as of June 30, 2013.
(3)	The aggregate number of outstanding option awards held by each director as of June 30, 2013 are as follows: Slavko James Joseph Bosnjak — 0, William Galle — 100,000, Jeff Carter — 100,000, John Lund — 100,000, Mary Katherine Wold — 100,000.
(4)	Represents statutory contributions of 9% of fees to a superannuation fund (i.e., pension) for Australian directors only.
(5)	Mr. Bosnjak’s fees represent A$120,000 paid in Australian dollars. Amounts were converted using the average exchange rate during the applicable period.
(6)	Mr. Carter’s fees represent A$54,000 paid in Australian dollars. Amounts were converted using the average exchange rate during the applicable period. This amount represents fees earned solely for serving as a director.
(7)	Mr. Firestone’s fees represent amounts earned through November 2012, the date on which he ceased being a non-executive director.

Compensation Program for Non-Employee Directors

We provide our non-employee directors a mix of cash and equity compensation as part of our annual director compensation program. We believe this mix of pay not only provides an ability to attract and retain highly-qualified and diverse individuals to serve on our board but also aligns their interests with the interests of our stockholders.

Because our CDIs are listed on the Australian Securities Exchange (“ASX”), certain components of our director compensation program must be approved by our stockholders in order to comply with ASX Listing Rules. Any long-term equity incentive awards must be approved by the stockholders. See Proposals Nos. 4 through 9 for a description of the long-term incentive awards recommended for our non-employee directors.

Our compensation committee reviews our director compensation program periodically to determine whether the program remains appropriate and competitive, and recommends any changes to our full board for consideration and approval. Between June 2013 and September 2013, the compensation committee conducted a non-employee director compensation review in consultation with Radford, its independent compensation consultant. In reviewing the non-employee director compensation, the compensation committee and Radford considered our non-employee director compensation program in comparison to those of the members of our peer group and decided to make certain revisions to our program. Elements of such compensation program are more fully described below.

Cash Compensation

Below is the current fee structure for the independent members of the board:

Board:
Annual retainer per director	$25,000
Chairman of the board fee	25,000
Fee per meeting for a full board meeting (limit 4 per year)	1,500
Incremental fee for out of town meeting	1,000
Audit Committee:
Annual retainer for chairperson	20,000
Annual retainer for other members	10,000
Fee per meeting (limit four per year)	500
Compensation Committee:
Annual retainer for chairperson	15,000
Annual retainer for other members	7,500
Fee per meeting (limit four per year)	250
Nominating and Corporate Governance Committee:
Annual retainer for chairperson	10,000
Annual retainer for other members	5,000
Fee per meeting (limit four per year)	250
Strategic Partnerships Committee:
Annual retainer for chairperson	17,500
Annual retainer for other members	7,500
Fee per meeting (limit four per year)	500

Also, a director attending any board or committee meeting in person that requires the director to travel for more than two hours will be paid an additional $1,000 for attending such meeting.

We paid Mr. Carter an annual cash fee for all of his services as a director. We did not compensate him separately for attendance at meetings or for service on board committees.

In connection with its recent non-employee director compensation review, the compensation committee recommended to the board that the cash compensation be changed from the current practice, which is a hybrid of an annual retainer and meeting fees, to flat annual retainers for (i) serving as a member of the board, and (ii) for chairing and serving on committees of the board. The change to a retainer-based compensation model is consistent with a majority of the companies in our peer group and reflects the current trend in public companies, which takes into account the “on-call” relationship between management and the board.

The board approved the changes in September 2013, and the changes will take effect on December 1, 2013, the first full month following the annual meeting of stockholders. Annual retainer fees will be paid in monthly payments at the beginning of each month.

Below is the new fee structure for the independent members of the board effective December 1, 2013:

Board:
Annual retainer per director	$35,000
Chairman of the board fee (in addition to retainer)	45,000
Audit Committee:
Annual retainer for chairperson	25,000
Annual retainer for other members	10,000
Compensation Committee:
Annual retainer for chairperson	20,000
Annual retainer for other members	9,000
Nominating and Corporate Governance Committee:
Annual retainer for chairperson	11,000
Annual retainer for other members	6,000
Strategic Partnerships Committee:
Annual retainer for chairperson	19,500
Annual retainer for other members	9,500

Because he is not an independent director, Mr. Carter is not a member of any board committees (although Mr. Carter does attend certain committee meetings at the request of the committee members) and will not receive any additional retainer other than the annual board retainer described above. The board will pay Mr. Carter an additional annual amount of $25,000 for his services as ASX liaison for the Company. As the Company’s ASX liaison, Mr. Carter has frequent interactions with the ASX on the Company’s behalf. Mr. Carter also handles certain administrative tasks, including filing documents on the ASX platform, and provides advice to the board and management on ASX listing rules and Australian Securities and Investment Commission requirements. Accordingly, the compensation committee believes that Mr. Carter should be appropriately compensated for these services.

Under the current cash compensation structure, the annual aggregate cash compensation paid to our non-employee directors for the 2013 fiscal year was approximately $410,000. Under the new retainer-based structure, the annual aggregate cash compensation will be $389,500.

Radford reviewed our board compensation program in 2013 against our peer group and broad market practices. Radford’s analysis showed that our director compensation, both on a per director basis and in aggregate for the entire board, was below market competitive practices. In addition, Radford’s analysis indicated that the market is increasingly phasing out meeting fees in favor of flat retainers that better reflect the “on-call” nature of service on the board and its committees. As part of the process, the compensation committee and Radford also took into consideration extraordinary factors specific to the Company, including the additional work and meetings required by our dual-listing on the NASDAQ and ASX, and the small size of our board as compared to other companies in our peer group, which requires our directors to serve on more committees than their counterparts in our peer group. After reviewing Radford’s findings, our board approved the program described above, comprising the replacement of meeting fees with larger retainers and an increase to the annual equity grant.

Expense Reimbursement

We reimburse all directors for their expenses in connection with their activities as members of our board.

Equity Compensation

On September 30, 2011, the board approved the grant of 15,000 stock-based awards for each of 2011, 2012 and 2013 under our 2009 Stock Incentive Plan to each of our non-executive directors who were serving on the board of directors as of September 30, 2011, provided that the director continues to be a non-executive director of the Company at the time of issue of the stock-based awards and subject to our obtaining stockholder approval for these grants at the 2011 annual meeting of stockholders. Having obtained such stockholder approval, the first grant of stock-based awards, for fiscal 2011 service, was made on December 8, 2011 to each of our non-executive directors re-elected at the 2011 annual meeting of stockholders; the second grant of 15,000 stock-based awards, for fiscal 2012 service, was made on June 30, 2012; and a final grant of 15,000 stock-based awards for fiscal 2013 service, was made on June 30, 2013. The non-executive directors choose whether to receive such stock-based awards in the form of fully vested shares of our common stock (or CDIs) or in the form of fully vested deferred stock units. Each deferred stock unit represents the right to be issued one share of our common stock (or six CDIs which are equivalent to one share of common stock) when the non-executive director’s service on the board of directors ceases for any reason. As part of the recent non-employee director compensation review conducted by the compensation committee, the board has approved an annual equity grant of 35,000 shares of restricted stock or restricted stock units for our non-executive directors in each of fiscal 2014, 2015 and 2016, subject to stockholder approval being obtained for the grant as required under the ASX Listing Rules. The restricted stock and restricted stock units will vest on the date of the next annual meeting to occur immediately following the date of issuance, subject to the non-employee director still being a director of the Company on the applicable vesting date. If a non-employee director resigns from the board or is removed from the board prior to the applicable vesting date, any unvested restricted stock or restricted stock units shall expire. If a non-employee director shall die or become permanently disabled prior to the vesting date, all granted but unvested restricted stock or restricted stock units shall vest immediately. All issued and unvested restricted stock or restricted stock units will vest immediately prior to a change in control transaction. All stockholder-approved stock-based awards that have not been issued shall be issued and vested immediately prior to a change in control. For additional information regarding these proposed grants to our non-executive directors, please see “Proposal Nos. 4 - 8 - Approval of the Grant of Securities to Non-Executive Directors of the Company under the 2009 Stock Incentive Plan.”

Stock Ownership and Retention Guidelines for Non-Executive Directors

In September 2011, our board adopted new stock ownership and retention guidelines for non-executive directors. Previously, our corporate governance guidelines acknowledged our board’s belief that directors should be stockholders in order to align their interests with the long-term interests of our stockholders, but the guidelines did not establish a level of share ownership for individual directors. With the adoption of the new stock ownership and retention guidelines, specific ownership and retention standards are set, as follows.

Stock Ownership Guideline

Under the stock ownership and retention guidelines for non-executive directors that was adopted in September 2011, each non-executive director was strongly encouraged to acquire and hold shares of our common stock having an aggregate value equal to four times his or her annual cash compensation for service on the board and board committees, excluding for this purpose meeting fees and expense reimbursements. In September 2013, the board adopted a new stock ownership guideline of five times a director’s annual cash compensation, which further aligns our board members with stockholders as well as governance best practices. Assuming approval of the proposed equity grants set forth in Proposal Nos. 4-9, all of the non-executive directors will have met the increased stock ownership guideline, except for one director who should meet the recommended guideline by our next annual meeting. For purposes of this stock ownership guideline, directly and indirectly owned shares, unvested shares of restricted stock, and vested and unvested stock units are counted as shares owned, but unexercised stock options are not. Directors are expected to achieve their ownership goal within three years after the board’s initial adoption of this stock ownership guideline or the director’s appointment to the board, whichever is later.

This stock ownership guideline applies to the minimum number of shares that have an aggregate fair market value equal to the director’s ownership goal on the date that his or her ownership interest first meets the applicable ownership goal. Upon meeting the ownership goal, that number of shares becomes fixed and ownership of that number of shares must be maintained until the end of the director’s service on the board. A director’s ownership goal will not change as a result of changes in his or her annual cash compensation or fluctuations in the price of our common stock.

To facilitate achievement of the ownership goal, until the ownership goal is achieved the director is expected to retain all of the “net gain shares” resulting from the exercise of stock options, the grant of vested shares, or the vesting of restricted stock or stock units granted under our equity incentive plans. “Net gain shares” means the net number of shares remaining after reduction by the number of shares of common stock that the director would need to sell to cover the exercise price and taxes owed with respect to the grant, exercise or vesting event (assuming for this purpose a flat 40 percent tax rate and sale of shares at the closing price on the date of the taxable event).

Stock Retention Guideline

To further align the interests of the non-executive directors with those of our stockholders, in addition to satisfying the ownership goal described above, a further retention requirement applies to shares acquired from us by each non-executive director. Sixty percent of all net gain shares that are issued to the director after his or her achievement of the ownership goal, which net gain shares result from the exercise of stock options, the grant of vested shares, the vesting of restricted stock or the settlement of stock units granted under our equity incentive plans, and are not otherwise subject to the ownership goal are expected to be held until the end of the director’s service on the board. This retention guideline applies to net gain shares that arise in connection with stock options, restricted stock awards and stock units outstanding as of the date the guideline is adopted by the board and stock-based awards granted after that date. Slightly different stock retention requirements apply to incentives granted to Australian non-executive directors. Please see disclosure in Proposal Nos. 4 - 8 for further details.

Waiver and Modification of Guidelines

These stock ownership and retention guidelines may be waived at the discretion of a majority of the members of the compensation committee in the event compliance would place severe hardship on a director or prevent a director from complying with a court order, as in the case of divorce settlement; provided, however, that a member of the compensation committee may not cast a vote on his or her own waiver request. It is expected that these instances of waiver requests will be rare.

The board may, upon recommendation of the compensation committee, amend or modify these stock ownership and retention guidelines at any time, in whole or in part.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm. In making its determination regarding whether to appoint or retain a particular independent registered public accounting firm, the audit committee takes into account the views of management.

The audit committee has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending June 30, 2014. KPMG has acted in such capacity since its appointment in March 2010 to replace BDO Audit (WA) Pty Ltd (“BDO”). The audit committee has considered whether KPMG’s provision of services other than audit services is compatible with maintaining independence as our independent registered public accounting firm and determined that such services are compatible.

Although ratification by stockholders is not a prerequisite to the ability of the audit committee to select KPMG as our independent registered public accounting firm, we believe such ratification to be desirable. Accordingly, stockholders are being requested to ratify, confirm and approve the selection of KPMG as our independent registered public accounting firm for the fiscal year ending June 30, 2014. If the stockholders do not ratify the selection of KPMG, the selection of the independent registered public accounting firm will be reconsidered by the audit committee; however, the audit committee may select KPMG notwithstanding the failure of the stockholders to ratify its selection. If the appointment of KPMG is ratified, the audit committee will continue to conduct an ongoing review of KPMG’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace KPMG at any time.

Representatives of KPMG are expected to be present at the meeting, with the opportunity to make a statement if the representatives desire to do so. It is also expected that they will be available to respond to appropriate questions.

Fees Paid

The following table sets forth the fees for services provided by KPMG during the years ended June 30, 2013 and 2012.

	2013	2012
Audit Fees(1)	$411,611	$393,450
Audit-Related Fees(2)	103,950	109,550
Tax Fees(3)	10,000	205,993
All Other Fees	—	—

Total Fees	$525,561	$708,993

(1)	Audit fees include amounts for professional services in connection with the annual audit of our consolidated financial statements and the review of our consolidated financial statements included in our Quarterly Reports on Form 10-Q. In addition, for the fiscal years ended June 30, 2013 and 2012 audit fees included professional services related to the audit of our internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002.
(2)	Audit-related fees include amounts for professional services in connection with the review of our SEC registration statements.
(3)	Tax fees include amounts for professional services in connection with tax compliance, tax advice and tax planning paid.

Audit Committee’s Pre-Approval Policy

It is the audit committee’s policy to approve in advance the engagement of the independent registered public accounting firm for all audit services and non-audit services. The audit committee may delegate authority to pre-approve audit or non-audit services to one or more of its members. Any pre-approval authorized by a member of the audit committee to whom authority has been delegated must specify clearly in writing the services and fees approved by such member. Any member to whom such authority is delegated shall report any pre-approval decisions made under such delegated authority to the audit committee at its next scheduled meeting. All of the 2012 and 2013 fees paid to the independent registered public accounting firm described above were pre-approved by the audit committee in accordance with the pre-approval policy.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF

PROPOSAL NO. 2

REPORT OF THE AUDIT COMMITTEE

The audit committee of our board is composed of John Lund (Chairman), Slavko James Joseph Bosnjak and Mary Katherine Wold. The audit committee members are not professional accountants or auditors (although Mr. Lund is a certified public accountant, he currently does not work as an accountant or auditor). Management has the primary responsibility for preparing the financial statements and designing and assessing the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and the internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. In this context, the audit committee has reviewed and discussed with management the audited financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2013 filed with the SEC.

The audit committee also has discussed with KPMG the matters required to be discussed by the statement on Auditing Standards No. 61 (AICPA, Professional Standards, Vol. 1, AU section 380), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee has received the written disclosures and the letters from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the audit committee concerning independence and has discussed with KPMG their independence.

Based on the audit committee’s review and discussions with management and KPMG, the audit committee recommended that our board include the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 filed with the SEC.

THE AUDIT COMMITTEE

John Lund (Chairman)

Slavko James Joseph Bosnjak

Mary Katherine Wold

EXECUTIVE COMPENSATION

RISK MANAGEMENT AND INCENTIVE COMPENSATION

Our compensation committee has reviewed our compensation systems and has determined that it is not reasonably likely that our compensation plans would have a material adverse effect on us for the following reasons:

•

Any operational performance objectives of our annual cash incentive and stock-based grant programs are objectives that are reviewed and approved by our compensation committee and board, are focused on business activity that advances the stockholders’ interests and are designed to reward bonus-eligible employees for committing to and delivering goals that are aligned with our strategic plan.

•	The strategic milestones for our annual cash incentive program for our named executive officers are based on the same set of company goals as for other employees.

•	Our annual cash incentive program is designed to reward performance.

•

The performance goals are reviewed by senior management and our board of directors to ensure that they are focused on business activity that advances the stockholders’ interests and do not encourage excessive or potentially damaging risk-taking.

•

The amount of annual cash incentive compensation is not set at such an aggressive level that it would induce bonus-eligible employees to take inappropriate risks that could threaten our financial and operating stability.

•	Our compensation programs are balanced to avoid too much focus on stock-based or annual cash incentive compensation and do not contain highly leveraged payout curves or uncapped payouts.

•

Our adoption of new compensation related policies such as the stock ownership guidelines for executive officers and the claw-back policy (both as further described below) causes named executive officers to focus on the long-term success of the Company in a manner similar to our stockholders.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes our compensation philosophy and practices for those individuals who were our most highly compensated executives based on their fiscal 2013 compensation. We refer to these individuals as “named executive officers.” Our fiscal year begins on July 1st and ends on June 30th of each year. Thus, all references to “fiscal 2013” mean the period that spans July 1, 2012 to June 30, 2013.

Our named executive officers are:

•	Alan D. Shortall, who is our chief executive officer;

•	R. Richard Wieland II, who is our executive vice president and chief financial officer;

•	Ramin Mojdeh, Ph.D., who is our executive vice president and chief operating officer;

•	J. Christopher Naftzger, who is our vice president, general counsel, corporate secretary and chief compliance officer; and

•	Mark V. Iampietro, who is our vice president, corporate quality and regulatory affairs.

Executive Summary

Fiscal 2013 was our third full year as a public company in the United States. As we began the year, we set a number of important goals for our company for fiscal 2013, including the following:

•

Entering into a long-term supply contract with Sanofi for the Unifill® syringe and negotiating supply contracts and development agreements with other pharmaceutical companies for the Unifill® syringe and our other proprietary drug delivery systems;

•	Strengthening our financial position; and

•	Further developing our technical staff resources.

By the end of the 2013 fiscal year, we achieved these goals and made significant progress building our business. Our major achievements for fiscal 2013 include the following:

•

We designed, prototyped and presented a number of new products, including a novel drug delivery device, a superior dual-chambered syringe for lyophilized drugs, an auto-injector which incorporates Unifill® syringe technology, and an infusion pump with unique drug delivery capability.

•	We have realigned our business to enhance operational focus, spur product development, improve efficiencies and drive continuous growth.

•

We have built a strong team of technical talent to accelerate our development of a diversified and highly innovative portfolio of advanced drug delivery systems and to customize our products for our pharmaceutical customers.

When designing the annual and long-term compensation program for our named executive officers, our compensation committee balanced the creation of appropriate incentives for the achievement of our strategic goals with the desire to conserve cash. We believe that our compensation program for our named executive officers was instrumental in helping us achieve our objectives for fiscal 2013. Highlights of the committee’s compensation decisions include the following:

•	We made one market-based adjustment to base salaries for Dr. Mojdeh and Mr. Iampietro, effective January 1, 2013.

•

All of our named executive officers earned 100% of their target cash incentive awards for calendar year 2012 at the levels provided in their employment agreements, except for Mr. Naftzger who received an additional one-time bonus. These awards were paid in one installment in March 2013, based on satisfaction of their personal key performance indicators, or KPIs, established by the compensation committee in calendar 2012. Although our fiscal year ends on June 30, our performance year for our cash incentive plan is based on a calendar year, except for Mr. Shortall’s whose cash incentive plan is based on a fiscal year. Thus, the payments we made to the named executive officers, other than Mr. Shortall, in March 2013 related to the 2012 calendar year performance period which included the first six months of fiscal 2013.

•	We did not pay any bonuses in addition to the cash incentive awards described above to any named executive officer.

•	Except for Mr. Shortall, we awarded restricted stock in May 2013 to our named executive officers.

•

We waived the time-based vesting conditions applicable to 1,250,000 restricted shares granted to Dr. Mojdeh on June 14, 2012, subject to (i) 100% satisfaction of the performance milestones applicable to those shares, and (ii) Dr. Mojdeh’s agreement not to transfer any such restricted shares before the earlier of (A) the originally scheduled time-vesting date, or (B) the occurrence of any event that would have resulted in accelerated vesting under the applicable award agreement.

•	We adopted and implemented stock ownership guidelines and a claw-back policy applicable to named executive officers.

Compensation Philosophy and Objectives

The compensation committee of our board of directors is responsible for reviewing and approving the compensation payable to our named executive officers. The compensation committee follows an executive compensation philosophy that includes the following considerations:

•	a pay-for-performance orientation that delivers pay based on company and individual performance;

•	long-term incentives, in the form of stock-based awards, to more closely align the interests of named executive officers with the long-term interests of stockholders; and

•	individual wealth accumulation through long-term incentives to supplement retirement contributions to the Company’s 401(k) plan.

The primary objectives of our executive compensation program are to deliver a competitive package to attract, motivate and retain key executives and to align their compensation with our overall business goals, core values and stockholder interests. We aim to provide total compensation that is appropriate for an organization of our size and stage of development and that will support continued recruitment of top talent and retention of the executive team we have built. We link a substantial portion of compensation to our achievement of strategic objectives and the individual’s contribution to the attainment of those objectives. In addition, we encourage ownership of our common stock among our executive team through our long-term incentive plan to align executive compensation with the long-term interests of our stockholders.

We expect that our primary compensation objectives will reinforce consistent attainment of our key strategic goals and motivate and retain the executive talent we have hired.

Response to 2012 “Say on Pay” Advisory Vote

At our 2012 Annual Meeting, approximately 70% of our stockholders casting votes on our 2012 “Say on Pay” proposal voted in favor of that proposal. Accordingly, we continue to work to implement revised or additional compensation practices and to engage with stockholders and their advisors to explain our compensation practices and hear any concerns they may have.

For example, since our 2012 Annual Meeting:

•

As further described below, we continued to engage the services of our independent compensation consultant, Radford, in an effort to better capture our appropriate peer group and to evaluate potential changes to our named executive officer compensation program.

•	We adopted stock ownership guidelines for executive officers and a claw-back policy which both became immediately effective in 2013.

Given that we have improved and enhanced our compensation practices since our 2012 Annual Meeting, we expect an even greater portion of our stockholders will vote in favor of our executive compensation practices this year.

Setting Executive Compensation/Role of Consultants

Our compensation committee has engaged Radford, an Aon Hewitt company, as an independent third party consulting firm, to assist it by providing competitive compensation data for named executive officers and developing an appropriate peer group of companies for benchmarking executive compensation (as previously discussed, the same peer group was used for benchmarking non-executive director compensation). The compensation committee has used the relevant survey data received from Radford to determine whether adjustments should be made to the compensation packages for our named executive officers for calendar year 2013. Radford was paid approximately $25,000 for executive compensation consulting to the compensation committee in 2013. Radford performed these services solely on behalf of the compensation committee in 2013 and continues to advise the compensation committee.

Because of the policies and procedures Radford and the compensation committee have in place, the compensation committee is confident that the advice it receives from the individual executive compensation consultant at Radford is independent and objective and not influenced by Radford’s or any of its affiliates’ relationships with us. These policies and procedures include the following:

•	the consultant receives no incentive or other compensation based on the fees charged to us for other services provided by Radford or any of its affiliates;

•	the consultant is not responsible for selling other Radford or affiliate services to the Company;

•

Radford’s professional standards prohibit the individual consultant from considering any other relationships Radford or its affiliates may have with the Company in rendering his or her advice and recommendations;

•	the consultant has direct access to the compensation committee without management intervention;

•	the compensation committee has the sole authority to retain and terminate Radford; and

•	the compensation committee evaluates the quality and objectivity of the services provided by Radford each year and determines whether to continue to retain Radford.

In determining whether adjustments should be made to the compensation packages for our named executive officers for calendar year 2013, the compensation committee considered compensation data from the Radford Global Life Sciences Survey or “Radford Survey”.

The compensation committee uses independent verifiable data and information as well as the business judgment of the committee members in making decisions concerning executive compensation. An important element of this process is the evaluation of compensation practices among companies in our industry. For this purpose the compensation committee uses the Radford Survey. The compensation committee does not target specific peer group percentiles for total pay or for any individual pay element, but will pay particular attention to the 25th, 50th and 75th percentile of peer group pay measures to ensure that its pay decisions fall within a competitive range. In addition, Radford assisted the compensation committee in developing an appropriate peer group against which various elements of our executive compensation package are compared. This group is referred to as the comparison group. The comparison group consists of 20 medical equipment/device and related companies, with last fiscal year (“LFY”) median revenues, net income and market capitalization of approximately $151.8 million, $4.2 million and $416.3 million, respectively. This comparison group has changed from the one used by us in 2012 due to acquisitions and other changes. The market cap and employee data set forth below is based on the most current market data available as of August 6, 2013.

Peer Group Summary

Company	Ticker	LFY Revenues	LFY Net Income	Market Cap ($Millions)	Employees
Abaxis, Inc.	ABAX	$186.0	$27.5	$897.3	535
ABIOMED, Inc.	ABMD	$158.1	$15.0	$877.4	467
Accuray Incorporated	ARAY	$331.6	$(104.8)	$459.5	1,100
Alphatec Holdings, Inc.	ATEC	$198.3	$(16.8)	$217.5	490
AngioDynamics, Inc.	ANGO	$309.0	$(6.8)	$416.9	1,400
AtriCure, Inc.	ATRC	$72.2	$(7.9)	$207.3	230
Cerus	CERS	$37.7	$(17.3)	$408.7	85
Conceptus, Inc.	CPTS	$145.1	$10.1	$1,014.4	286
CryoLife, Inc.	CRY	$134.7	$8.9	$195.7	488
Exactech, Inc.	EXAC	$225.0	$13.3	$284.8	590
Harvard Bioscience, Inc.	HBIO	$108.9	$1.9	$157.8	398
HeartWare International, Inc.	HTWR	$133.8	$(81.8)	$1,502.6	396
Insulet Corporation	PODD	$221.0	$(47.8)	$1,637.2	538
Luminex Corporation	LMNX	$207.1	$6.4	$846.5	687
MAKO Surgical Corporation	MAKO	$107.9	$(30.4)	$695.5	436
Natus Medical Incorporated	BABY	$318.7	$7.0	$415.7	1,028
OraSure Technologies, Inc.	OSUR	$88.0	$(22.1)	$245.4	313
Quidel Corporation	QDEL	$179.1	$17.2	$893.7	514
SurModics	SRDX	$55.3	$14.2	$324.9	120
Vascular Solutions	VASC	$100.3	$10.1	$288.3	377

25th Percentile		$210.5	$10.9	$881.5	551
50th Percentile		$151.8	$4.2	$416.3	478
75th Percentile		$106.0	$(18.5)	$274.9	361

Companies were selected for inclusion in the comparison group based on several factors, including: annual revenues, market capitalization, number of employees, stage of development, compensation practices, and similar business model and products. HeartWare was selected because it is dual listed on the ASX and NASDAQ like the Company. The committee intends to review and, if appropriate, modify the comparison group on an annual basis to reflect our business as it evolves. Although the peer group has several companies that are larger than the Company with respect to revenues, market capitalization and number of employees, after considering Radford’s input and analysis regarding the peer group, the compensation committee believes the peer group is appropriate given the Company draws from the same talent pool as the companies in its peer group. Hiring in our industry is very competitive and the compensation committee believes the Company needs to be competitive with its peer group to ensure we are able to attract the best talent. In addition to data from the comparison group, the compensation committee may consider other public data, as well as survey data, in reviewing compensation.

Elements of Compensation

The key elements of our executive compensation program are summarized in the table below.

COMPONENT	DESCRIPTION	PURPOSE
Base salary	Fixed cash compensation that is based on scope of responsibilities, experience, and competitive pay practices.	Provide a fixed, baseline level of compensation.

Annual cash incentives	Cash payment tied to performance during the year.	Reward the Company’s achieving or exceeding annual performance and strategic objectives and individual contributions to the Company’s overall performance.

Long-term stock-based compensation:
• Stock options	Right to purchase shares after vesting at an exercise price equal to the closing price on the grant date.	Increase executive ownership, promote executive retention, align compensation with the achievement of long-term performance objectives and reward the creation of stockholder value.
• Restricted stock awards	Grant of shares that are forfeited if employment terminates before vesting occurs.

Other benefits and perquisites	Noncash compensation generally modest in value relative to total compensation, which may consist of components such as temporary housing and relocation assistance, family travel expense reimbursement, car allowance and insurance premiums.	Provide a competitive pay package to attract and retain highly qualified leaders.

The compensation committee believes this combination of cash and stock-based compensation furthers the objectives of our executive compensation program. Based on prevailing market practices, our compensation committee provides a mix of salary, annual cash incentive and stock-based awards to offer a competitive compensation package. This structure also promotes our pay-for-performance philosophy by linking pay levels to both our short-term performance (through annual incentive awards) and long-term performance (through stock options and restricted stock awards). A significant portion of compensation is provided through stock-based compensation awards, which align the interests of the executives with our stockholders, promote executive retention and reward the creation of stockholder value. By providing a significant portion of compensation through stock-based compensation awards, our named executive officers’ compensation fluctuates with the movement of our stock price, thus they share in both upward and downward movement of our stock value.

There is no pre-established policy for allocation of compensation between cash and non-cash components or between short-term and long-term components. Instead, the compensation committee determines the mix of compensation for each named executive officer based on its review of competitive data and the compensation committee’s subjective analysis of that individual’s performance and contribution to our performance.

Base Salary

It is the compensation committee’s objective to set a competitive rate of annual base salary for each named executive officer. The compensation committee believes competitive base salaries are necessary to attract and retain top quality executives, since it is common practice for public companies to provide their executive officers with a guaranteed annual component of compensation that is not subject to performance risk. Base salary levels are designed to recognize an individual’s ongoing contribution, to be commensurate with an individual’s experience and organization level and to be competitive with market benchmarks. Our compensation committee approved market-based increases to the base salaries of Dr. Mojdeh and Mr. Iampietro, effective January 1, 2013, and will determine whether and when to adjust the base salaries of the named executive officers in the future. In doing so, our compensation committee will consider each named executive officer’s performance and level of responsibility and market data for similar positions.

Annual Cash Incentive Compensation and Bonuses

We implement our annual bonus program using calendar year performance periods, although generally our chief executive officer’s bonus is based on fiscal year performance. There is not a formal written plan for this program, but instead target cash incentive opportunities are specified in each named executive officer’s offer letter or employment agreement. Except with respect to fiscal 2013 as described below, our compensation committee, in consultation with our board of directors, establishes the Key Performance Indicators (“KPIs”) against which our chief executive officer will be measured for each fiscal year. Our chief executive officer, in consultation with our compensation committee, establishes and communicates KPIs for the named executive officers against which each named executive’s performance will be measured for that calendar year. Our chief executive officer provides the compensation committee with a review of the performance of the other named executive officers and makes recommendations to the compensation committee as to the level of cash incentive to be paid based on that performance. In accordance with our compensation committee’s charter, our compensation committee evaluates the performance of each named executive officer in light of his KPIs and determines the amount of any annual incentive compensation earned by the named executive officer based on such evaluation.

All of our named executive officers earned 100% of their target cash incentive awards for calendar year 2012, at the levels provided in their employment agreements. Although the employment agreements of Messrs. Wieland and Naftzger expired on June 30, 2012, the compensation committee set the bonus award opportunity for those named executive officers for calendar year 2013 at the levels indicated in their employment agreements in effect at the beginning of the calendar year. The annual bonus award opportunity for our named executive officers, in all cases, is a discretionary amount expressed as a percentage of base salary, subject to achievement of KPIs established by our compensation committee; provided that with respect to fiscal 2013, Mr. Shortall’s bonus was paid off-cycle and was subject to the compensation committee’s subjective assessment of his prior contributions to the Company. Those percentages are as follows:

Name	Percentage of Base Salary
Alan D. Shortall	50%
R. Richard Wieland II	40%
Ramin Mojdeh, Ph.D.	50%
J. Christopher Naftzger	30%
Mark V. Iampietro	25%

The “target cash incentive” for each named executive officer represents the maximum cash incentive that the named executive officer can receive. These awards were paid in one installment in March 2013, based on satisfaction of the officers’ personal KPIs established by the compensation committee; provided however, that Mr. Shortall received his award in August 2012 based on the compensation committee’s discretionary assessment of his performance and without regard to his achievement of the KPIs for the current fiscal year. Although our fiscal year ends on June 30, our performance year for our cash incentive program is based on a calendar year, except for Mr. Shortall. Thus, the payments we made to the named executive officers, other than Mr. Shortall, in March 2013 related to the 2012 calendar year performance period which included the first six months of fiscal 2013.

Our compensation committee may award discretionary bonuses in addition to or in lieu of annual cash incentive opportunities to reward an executive for contributions and achievements other than his or her KPIs. For example, in August 2012, the compensation committee granted Mr. Shortall his discretionary annual bonus of $210,000 (representing 50% of his Base Salary and his entire target cash incentive for fiscal 2013) in recognition of his significant contributions to the Company, specifically with respect to Mr. Shortall’s role in the execution of the first supply contract with a pharmaceutical company for the Unifill® syringe and completion of a recent capital raise. Mr. Shortall did not receive any additional cash incentive for fiscal 2013. Nevertheless, the compensation committee established fiscal 2013 KPIs for Mr. Shortall so that his attainment or non-attainment of those KPIs (as set forth below) could be considered as a factor in establishing his compensation for fiscal 2014 and beyond.

In addition to the discretionary performance bonus to which Mr. Naftzger was entitled based on his attainment of the KPIs, in February 2013, the compensation committee approved an additional discretionary bonus to Mr. Naftzger of approximately $35,000 in recognition of his past performance and in lieu of a base salary increase for 2013.

The compensation committee in December 2011 approved calendar year 2012 KPIs for Messrs. Wieland, Naftzger and Iampietro and Dr. Mojdeh. The following is a summary description of these KPIs:

Ramin Mojdeh, Ph.D., Executive Vice President and Chief Operating Officer

•	Pursue clinical trial or commercial supply agreements for the Unifill® syringe and produce to meet customer needs

•	Pursue production cost reductions and produce Unitract® syringes to meet sales demand

•	Explore new product development and customization activities to support customer requests and protect new product technology

•	Secure collaboration, distribution, clinical trial or commercial supply agreements with pharmaceutical and/or healthcare customers

•

Expand our organizational capability, build a high-performance culture and develop operational resources through strategic hiring and compensation practices, improving operating systems and developing new or improved products

•	Continuously build shareholder value through financial accountability, good corporate governance, prudent risk management, sound compliance practices and commercial expansion

R. Richard Wieland II, Executive Vice President and Chief Financial Officer

•	Support the negotiation of clinical trial or commercial supply agreements for the Unifill® syringe through financial modeling and cost analysis

•	Support the reduction in costs to produce Unitract® syringes through financial modeling, cost accounting and prudent budgetary controls

•	Support new product development through financial modeling and cost accounting support

•	Support the negotiation of collaboration, distribution, clinical trial or commercial supply agreements with pharmaceutical and/or healthcare customers through financial modeling and cost analysis

•

Expand our organizational capability, build a high-performance culture and develop operational resources through strategic hiring and compensation practices and by improving information technology, accounting and other operating systems

•	Continuously build stockholder value through financial accountability, good corporate governance, prudent risk management, sound compliance practices and commercial expansion

J. Christopher Naftzger, Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

•	Support the negotiation of clinical trial or commercial supply agreements for the Unifill® syringe through legal counsel and analysis

•	Support the negotiation of distribution or commercial supply agreements for the Unitract® syringe through legal counsel and analysis

•	Support new product development through intellectual property legal counsel and analysis. Ensure all intellectual property is properly protected internationally

•	Support the negotiation of distribution, collaboration, clinical trial or commercial supply agreements with pharmaceutical and/or healthcare customers through legal counsel and analysis

•

Expand our organizational capability, build a high-performance culture and develop operational resources through strategic hiring and compensation practices and by improving intellectual property protection, regulatory compliance and other operating systems

•	Continuously build stockholder value through financial accountability, good corporate governance, prudent risk management, sound compliance practices and commercial expansion

Mark V. Iampietro, Vice President, Corporate Quality and Regulatory Affairs

•	Provide quality and regulatory support to the negotiation and implementation of clinical trial or commercial supply agreements for the Unifill® syringe

•

Provide quality and regulatory support to the negotiation and implementation of distribution, clinical trial or commercial supply agreements for the Unitract® syringe. Support the reduction in costs to produce Unitract® syringes

•	Provide quality and regulatory support for new product development and customization activities to support customer requests

•

Provide quality and regulatory support to the negotiation and implementation of collaboration, distribution, clinical trial or commercial supply agreements with pharmaceutical and/or healthcare customers

•

Expand our organizational capability, build a high-performance culture and develop operational resources through strategic hiring and compensation practices, improving quality and other operating systems and supporting the development of new or improved products

•	Continuously build stockholder value through financial accountability, good corporate governance, prudent risk management, sound compliance practices and commercial expansion

The compensation committee in November 2012 approved KPIs for calendar 2013 for Dr. Mojdeh and Messrs. Wieland, Naftzger and Iampietro and at the same time established the KPIs of Mr. Shortall for fiscal 2013 (as further described above). As noted above, Mr. Shortall’s KPIs for fiscal 2013 were not relevant in determining Mr. Shortall’s bonus; however the KPIs were still established to gauge Mr. Shortall’s relative performance and the compensation committee intended that Mr. Shortall’s performance against these established metrics would be used in setting Mr. Shortall’s compensation in future years. The following is a summary description of the KPIs for calendar and fiscal year 2013 for each of the named executive officers:

Alan D. Shortall, Chief Executive Officer

•	Secure collaboration, clinical trial or commercial supply agreements with pharmaceutical customers for Unilife products

•	Produce products to meet customer needs and pursue production cost reductions for Unilife products

•	Explore new product development and customization activities to support customer needs

•

Expand our organizational capability, continue to build a high-performance culture and develop operational resources through strategic hiring and compensation practices, improving operating systems, developing new or improved products and protecting Unilife’s intellectual property

•	Continuously build stockholder value through financial accountability, good corporate governance, prudent risk management, sound compliance practices, new product development and commercial expansion

Ramin Mojdeh, Ph.D., Executive Vice President and Chief Operating Officer

•	Secure collaboration, clinical trial or commercial supply agreements with pharmaceutical customers for Unilife products

•	Produce products to meet customer needs and pursue production cost reductions for Unilife products

•	Explore new product development and customization activities to support customer needs

•

Expand our organizational capability, continue to build a high-performance culture and develop operational resources through strategic hiring and compensation practices, improving operating systems, developing new or improved products and protecting Unilife’s intellectual property

•	Continuously build stockholder value through financial accountability, good corporate governance, prudent risk management, sound compliance practices, new product development and commercial expansion

R. Richard Wieland II, Executive Vice President and Chief Financial Officer

•	Support the negotiation of collaboration, clinical trial or commercial supply agreements with pharmaceutical customers through financial modeling and cost analysis

•	Support production of products production cost reductions for Unilife products through financial modeling, cost accounting and prudent budgetary controls

•	Support new product development through financial modeling and cost accounting support

•

Expand our organizational capability, continue to build a high-performance culture and develop operational resources through strategic hiring and compensation practices and by improving information technology, accounting and other operating systems

•	Continuously build stockholder value through financial accountability, good corporate governance, prudent risk management, sound compliance practices, new product development and commercial expansion

J. Christopher Naftzger, Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

•	Support the negotiation of collaboration, clinical trial or commercial supply agreements with pharmaceutical customers through legal counsel and analysis

•	Support new product development through legal counsel and analysis and ensure all intellectual property is properly protected internationally

•

Expand our organizational capability, continue to build a high-performance culture and develop operational resources through strategic hiring and compensation practices and by improving intellectual property protection, regulatory compliance and other operating systems

•	Continuously build stockholder value through financial accountability, good corporate governance, prudent risk management, sound compliance practices, new product development and commercial expansion

Mark V. Iampietro, Vice President, Corporate Quality and Regulatory Affairs

•	Provide quality and regulatory support to the negotiation of collaboration, clinical trial or commercial supply agreements with pharmaceutical customers

•	Provide quality and regulatory support to the business units to assist them in producing products to meet customer needs and pursuing production cost reductions

•	Provide quality and regulatory support for new product development and customization activities to support customer needs

•

Expand our organizational capability, continue to build a high-performance culture and develop operational resources through strategic hiring and compensation practices, improving quality and other operating systems and supporting the development of new or improved products

•	Continuously build stockholder value through financial accountability, good corporate governance, prudent risk management, sound compliance practices, new product development and commercial expansion

Long-Term Incentive Compensation

As described above, stock-based incentives are a key component of our executive compensation program. Employee ownership is a core value of our operating culture. Management and the compensation committee believe that stock ownership encourages our executives to create value for us over the long term. They also believe that stock ownership promotes retention and affiliation with us by aligning executive interests with those of our stockholders and allowing our executives to share in our long-term success after satisfying multi-year vesting requirements.

Our long-term incentive compensation has been in the form of grants of stock options and restricted stock awards, with all such grants made during fiscal 2013 having been made under our stockholder-approved 2009 Stock Incentive Plan. All of our stock options are granted at an exercise price equal to the closing price of our common stock on the date of grant. We view stock options as an important element of performance-based compensation because a stock option provides no realizable value to a recipient until the vesting requirements have been met and will increase in value only as the trading price of our shares increases following the grant of the stock options. Similarly, we view restricted stock awards as an important element of performance-based compensation because, as a stockholder, the named executive officer shares in both the upside and the downside risk of movements in the market price of our common stock. We believe that this sharing in the downside risk, which is not a feature of stock options, coupled with multi-year vesting periods helps to keep the named executive officers focused on the interests of our stockholders over the long term.

For retention purposes, we have granted stock options and restricted stock awards to our named executive officers that vest over time based on continuous employment with us through the relevant vesting dates. In addition, for incentive purposes, we have granted stock options and restricted stock awards to certain of our named executive officers that vest upon achievement of specified performance criteria, including the accomplishment of strategic business milestones, our attaining specified market capitalization targets, or the trading price of our common stock reaching specified levels for sustained periods.

In October 2012, the compensation committee made a special grant of restricted stock to Messrs. Wieland and Iampietro in recognition of their service to the company. Mr. Wieland’s shares vested on the first anniversary of the grant date and Mr. Iampietro’s shares vested as follows: (i) 60% percent vest on October 8, 2012, (ii) 20% vested on the first anniversary of the grant date, and (iii) 20% vested on the second anniversary of the grant date. In May 2013, the compensation committee approved annual grants of restricted stock to Dr. Mojdeh and Messrs. Wieland, Naftzger and Iampietro. In addition to their annual grants of restricted stock, which were consistent with their previous annual grants, the compensation committee also awarded special retention grants of restricted stock to Messrs. Wieland, Naftzger and Iampietro, which vest in three equal tranches beginning on the first anniversary of the grant date. These special retention grants were consistent with grants made to other senior employees of the Company in fiscal 2013, as part of a Company-wide program to provide compensation that (a) encouraged retention of key employees and (b) established a more direct tie between employee compensation and the long-term interests of our stockholders. For more detailed information regarding these grants, see the Grants of Plan-Based Awards in Fiscal 2013 Table on page 33. Because of previous equity grants, Mr. Shortall and Dr. Mojdeh did not receive any special grants of restricted stock or stock options during fiscal 2013.

On May 8, 2013, the compensation committee waived the time-based vesting conditions applicable to 1,250,000 restricted shares of Unilife common stock granted on June 14, 2012 to Dr. Mojdeh, subject to 100% satisfaction of the performance milestones applicable to those shares. Under the original terms of the grant of restricted stock, the restricted stock would vest upon the achievement of certain performance-based milestones and meeting certain time-based milestones. Because Dr. Mojdeh had obtained most of the performance-based milestones ahead of schedule, the compensation committee believed the waiving of the time-based milestones was appropriate in recognition of his performance. On May 14, 2013, we entered into a letter agreement with Dr. Mojdeh memorializing the compensation committee’s action and providing that Dr. Mojdeh may not transfer (other than to family members under limited circumstances) any such restricted shares before the earlier of (i) the originally scheduled time-vesting date, or (ii) the occurrence of any event that would have resulted in accelerated vesting under the applicable award agreement.

Savings Plans

We do not provide for wealth accumulation for retirement through defined benefit pension plans or supplemental executive retirement plans, nor do we anticipate doing so in the future. Our U.S. subsidiary, Unilife Medical Solutions, Inc., maintains a broad-based 401(k) plan that permits our employees, including our named executive officers, to accumulate savings for retirement on a tax-deferred basis. Our U.S. subsidiary commenced matching employee contributions under the 401(k) plan in January, 2012, including matching contributions to named executive officers who contribute to the 401(k) plan. In June 2013, Unilife Medical Solutions, Inc. made a discretionary, non-elective contribution to the 401(k) plan equal to 1% of an eligible employee’s base salary for 2012, including to the named executive officers.

Other Benefits and Perquisites

The named executive officers are eligible to participate in employee benefit programs generally offered to our other employees. In addition, we provide certain other perquisites to the named executive officers that are not generally available to other employees. Our compensation committee reviews these benefits and perquisites. For more detailed information regarding benefits and perquisites provided to the named executive officers, see the footnotes to the Summary Compensation Table on page 32.

Severance

Severance provisions are set forth in the employment agreements with certain of our named executive officers. Further information regarding the severance benefits of our named executive officers is described under — “Potential Payments upon Termination or Change in Control.”

We believe that severance benefits allow us to attract and retain talented executives, and to entice other potential employees to accept positions with us and to relocate to our central Pennsylvania headquarters. In establishing these arrangements, we consider that we do not provide defined benefit pension or supplemental executive retirement plan benefits.

New Compensation-Related Policies

As referenced above, as part of our response to our 2012 Say-on-Pay advisory vote, we adopted the two new policies described below. The full text of these policies can be found under the heading “Governance” in the “Investor” portion of our website (www.unilife.com).

Stock Ownership Guidelines

Our board adopted stock ownership guidelines in September 2013 that prohibit sales of our stock by our executive officers if those sales would cause the officer’s stock holdings to fall below the relevant threshold as follows: (i) five times base salary for our chief executive officer, (ii) three times base salary for our chief operating officer, and (iii) two times base salary for all other executive officers. For purposes of these guidelines, an officer’s holdings include vested shares held directly by the officer or his immediate family members, the intrinsic value of vested stock options and vested but unsettled restricted stock units. These guidelines do not restrict the sale or withholding of shares in connection with the cashless exercise of options or the satisfaction of tax obligations arising in connection with the vesting or settlement of equity awards. Our board may waive these restrictions on a case by case basis, but it is anticipated that waivers will be rare. Since the adoption of this program, all executive officers have complied with these stock ownership guidelines.

This policy was effective immediately. We view the adoption of these guidelines as a significant step. These guidelines, together with our continued use of equity-based compensation, are intended to emphasize the alignment of interests between management and our stockholders in a demonstrable and firm manner, with the objective of encouraging high performance and discouraging inappropriate risk taking.

Our chief executive officer is also currently our largest stockholder. In addition to the new stock ownership guidelines described above, under the terms of the stock option and restricted stock awards that our chief executive officer received in fiscal 2010, he may not dispose of the net gain shares received under those awards before the first anniversary on which the awards become vested with respect to such shares. This holding period requirement expires if his employment terminates or we undergo a change in control. Net gain shares are the shares remaining after satisfaction of tax withholding obligations and/or payment of the option exercise price via share withholding. As of the date of this proxy statement, none of the 834,000 stock options granted on February 3, 2010 to our chief executive officer have vested.

Claw-back Policy

Our board also adopted a claw-back policy in September 2013 which provides that, if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement, we will recalculate all incentive compensation paid or credited to a person covered by the policy for the restated period. In addition, if any person covered by the policy engages in intentional misconduct that contributes to an erroneous measure of our financial results, then all incentive compensation paid or credited to him or her for the affected period will be recalculated (whether or not a restatement is then required). To the extent the recalculated compensation exceeds the amount previously paid or credited based on the erroneous results, the excess amount must be returned to us (if previously paid) or will be forfeited (if previously credited, but not yet paid). Our named executive officers are all covered by this policy.

Tax Matters

Section 162(m) of the United States Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that publicly held corporations may deduct for United States federal tax purposes in any one year with respect to certain named executive officers.

To the extent that Section 162(m) applies to our compensation program for our named executive officers, our compensation committee follows a general practice of considering the adverse effect of Section 162(m) on the deductibility of compensation when designing annual and long-term compensation programs and approving payouts under these programs. While the tax treatment of compensation is important, the primary factor influencing program design is the support of business objectives. Consequently, our compensation committee reserves the right to design and administer compensation programs in a manner that does not satisfy the requirements of Section 162(m) and to approve the payment of nondeductible compensation, if the compensation committee believes doing so is in our best interest.

Accounting Matters

We record compensation expenses from our stock-based incentive compensation awards in accordance with FASB Accounting Standards Codification Topic 718, Compensation — Stock Compensation. We estimate the grant-date fair value of stock options using the Black-Scholes option-pricing model, with the exception of market-based grants, which are valued based on the Monte Carlo pricing model. The fair value of restricted stock is measured on the date of grant using the closing price of our common stock on that date.

* * * * *

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, the Exchange Act, except to the extent that Unilife Corporation specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis appearing above with management. Based on such review and discussions, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in our annual report on Form 10-K and this proxy statement.

THE COMPENSATION COMMITTEE

Slavko James Joseph Bosnjak (Chairman)

John Lund

William Galle

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth information concerning the compensation earned during fiscal 2013, 2012 and 2011 by our named executive officers.

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Alan D. Shortall	2013	420,000	210,000	—		—	60,210	(3)	690,210
Chief Executive Officer	2012	420,000	210,000	3,966,443	(4)	1,270,568	244,712		6,111,723
	2011	423,150	400,000	—		—	75,296		898,446

R. Richard Wieland II	2013	245,000	98,000	556,350		—	28,319	(5)	927,669
Chief Financial Officer	2012	245,000	98,000	—		—	26,729		369,729
	2011	247,096	55,860	—		68,918	128,232		500,106

Ramin Mojdeh, Ph.D.(6)	2013	346,500	165,000	638,550		—	246,388	(7)	1,396,438
Chief Operating Officer	2012	330,000	165,000	5,930,225	(4)	—	62,020		6,487,245
	2011	137,077	—	582,000		819,178	15,097		1,553,352

J. Christopher Naftzger	2013	220,000	101,565	638,550		—	7,785		967,900
Vice President, General Counsel, Corporate Secretary, and Chief Compliance Officer	2012	210,000	60,000	60,550		—	2,538		333,088
	2011	199,154	29,400	238,000		204,445	91,553		762,552

Mark V. Iampietro	2013	214,500	52,250	784,500		—	8,475		1,059,725
Vice President of Quality and Regulatory Affairs	2012	203,000	49,250	59,650		—	18,823		330,723
	2011	193,096	47,375	—		36,428	1,180		278,079

(1)	Reflects the aggregate grant date fair value of stock awards granted during the relevant fiscal year calculated in accordance with FASB ASC Topic 718. See Note 4 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2013.
(2)	Reflects the aggregate grant date fair value of stock options granted during the relevant fiscal year calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 4 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2013.
(3)	Includes $44,649 related to the purchase and maintenance of an automobile and $15,561 of other expenses.
(4)	This represents the grant date fair value of stock awards that will vest only upon the achievement of certain operational and financial milestones.
(5)	Includes payments of $19,484 related to temporary housing and $8,835 of other expenses.
(6)	Dr. Mojdeh has been serving as our chief operating officer since February 7, 2011. The amounts disclosed for fiscal 2011, other than the amounts under the stock awards and option columns, reflect amounts earned from February 7, 2011 to June 30, 2011.
(7)	Includes payments of $215,572 related to relocation, $19,540 of automobile related expenses and $11,276 of other expenses.

Grants of Plan-Based Awards in Fiscal 2013

The following table provides information regarding all plan-based awards made to our named executive officers during fiscal 2013:

Name	Award Type(1)	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)	Estimated Future Payouts Under Equity Incentive Plan Awards: Target (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
R. Richard Wieland II	RS	10/3/12	10/3/12	—	—	35,000	—	—	111,300
	RS	5/28/13	5/17/13	—	—	115,000	—	—	445,050
Ramin Mojdeh, Ph.D.	RS	5/28/13	5/17/13	—	—	165,000	—	—	638,550
J. Christopher Naftzger	RS	5/28/13	5/17/13	—	—	165,000	—	—	638,550
Mark V. Iampietro	RS	10/3/12	10/3/12	—	—	125,000	—	—	397,500
	RS	5/28/13	5/17/13	—	—	100,000	—	—	387,000

RS = restricted stock award

The vesting terms for the restricted stock awards noted above are described in more detail in the notes to the outstanding equity awards table.

Outstanding Equity Awards Table

The following table provides information regarding all outstanding equity awards for our named executive officers as of June 30, 2013:

	Option Awards									Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Alan D. Shortall	250,000	(2)	500,000	(2)	—		3.24		1/3/22	—		—	—		—
	—		—		834,000	(3)	6.64		2/3/15	—		—	—		—
	1,250,000		—		—		1.81	(4)	9/30/13	—		—	—		—
	—		—		—		—		—	—		—	466,400	(5)	1,478,488
R. Richard Wieland II	14,958	(6)	7,478	(6)	—		5.46		1/3/21	—		—	—		—
	—		—		—		—		—	40,000	(7)	126,800	—		—
										35,000	(8)	110,950	—		—
	—		—		—		—		—	115,000	(9)	364,550	—		—
Ramin Mojdeh, Ph.D.	—		—		300,000	(10)	4.85		2/7/21	—		—	—		—
	—		—		—		—		—	40,000	(11)	126,800	20,000	(12)	63,400
	—		—		—		—		—	27,500	(13)	87,175	—		—
	—		—		—		—		—	165,000	(14)	523,050	—		—
J. Christopher Naftzger	—		—		60,000	(15)	5.95		7/6/15	—		—	—		—
	8,548	(16)	4,273	(16)	—		5.46		1/3/21	—		—	—		—
	—		—		—		—		—	20,000	(17)	63,400	—		—
	—		—		—		—		—	11,666	(18)	36,981	—		—
	—		—		—		—		—	165,000	(19)	523,050	—		—
Mark V. Iampietro	7,906	(20)	3,953	(20)	—		5.46		1/3/21	—		—	—		—
	—		—		—		—		—	11,493	(21)	36,433	—		—
	—		—		—		—		—	50,000	(22)	158,500	—		—
	—		—		—		—		—	100,000	(23)	317,000	—		—

*	Includes only those columns which are applicable.
(1)	The market value of all stock awards is based upon the closing price of our common stock of $3.17 at June 28, 2013, the last trading day of fiscal 2013.
(2)	These options were granted on January 3, 2012. One third of the options vested on the first anniversary of the grant date. One third of the options will vest on each of the second and third anniversaries of the date of grant, provided that Mr. Shortall remains employed with us through the relevant vesting date. The options will also vest upon a change in control or upon Mr. Shortall’s death or termination of employment due to total disability.
(3)	These options will vest as follows: 250,000 options will vest upon our share price reaching $9.45 or more for a minimum of 20 out of any 30 consecutive trading days, 250,000 options will vest upon our share price reaching $12.15 or more for a minimum of 20 out of any 30 consecutive trading days and 334,000 options will vest upon our share price reaching $17.82 or more for a minimum of 20 out of any 30 consecutive trading days. The options will also vest upon a change in control or upon Mr. Shortall’s death or termination of employment due to total disability.
(4)	Option awards were issued with an exercise price in Australian dollars. Amounts were converted using the exchange rate at June 30, 2013 of A$1.00 = US$.9146.
(5)

Mr. Shortall’s shares of restricted stock are subject to vesting based on the achievement of the following performance milestones: Product shipment to a pharmaceutical company for drug stability studies or drug clinical trials — 5% per drug; The signing of a development agreement with a pharmaceutical company for the development or customization of a Unilife product with scheduled payments of up to $3,000,000 — 5% per agreement; The signing of a development agreement with a pharmaceutical company for the development or customization of a Unilife product with scheduled payments between $3,000,000 — and $5,000,000 — 10% per agreement; The signing of a development agreement with a pharmaceutical company for the development or customization of a Unilife product with scheduled payments in excess of $5,000,000 — 20% per agreement; The signing of a commercial supply agreement for a Unilife product with sales of up to $25,000,000 — 15% per agreement; The signing of a commercial supply agreement for a Unilife product with sales in excess of $25,000,000 — 25% per agreement; Annual revenue in excess of $100,000,000 — 50%; Annual revenue in excess of $200,000,000 — 100%. The shares of restricted stock will also vest upon a change in control or upon Mr. Shortall’s death or termination of employment due to total disability.
(6)	These options were granted on January 3, 2011. One-third of the options vested on each of the first and second anniversaries of the date of grant. One-third of the options will vest on the third anniversary of the date of grant, provided that Mr. Wieland remains employed with us through the relevant vesting date. The options will also vest upon a change in control or upon Mr. Wieland’s death or termination of employment due to total disability.
(7)	A total of 80,000 shares of restricted stock were granted on June 8, 2010, of which 40,000 shares of restricted stock have vested. The unvested shares of restricted stock will vest as follows provided that Mr. Wieland remains employed with us through the relevant vesting date: 40,000 shares will vest on the third trading day after we release earnings for the fiscal quarter which includes the third anniversary of the date of grant. The shares of restricted stock will also vest upon a change in control, upon Mr. Wieland’s resignation within 180 days after Alan D. Shortall ceases to be our chief executive officer for any reason, or upon Mr. Wieland’s death or termination of employment due to total disability.
(8)	A total of 35,000 shares of restricted stock were granted on October 3, 2012. The restricted shares will vest on the first anniversary of the date of grant, provided that Mr. Wieland remains employed with us through the relevant vesting date. The shares of restricted stock will also vest upon a change in control or upon Mr. Wieland’s death or termination of employment due to total disability.
(9)	A total of 115,000 shares of restricted stock were granted on May 28, 2013. The restricted shares will vest as follows provided that Mr. Wieland remains employed with us through the relevant vesting date: 38,334 shares will vest on the first anniversary of the date of grant; 38,333 shares will vest on the second anniversary of the date of grant; 38,333 shares vest on the third anniversary of the date of grant. The shares of restricted stock will also vest upon a change in control or upon Mr. Wieland’s death or termination of employment due to total disability.
(10)	These options were granted on February 7, 2011. As of June 30, 2013, 225,000 of the options have vested and 75,000 of the options remain unvested. The unvested options will vest as follows provided that Dr. Mojdeh remains employed with us through the relevant vesting date: (i) 37,500 will vest upon meeting certain milestones relating to the installation, validation and production of the second Unifill high volume automated assembly line; (ii) 37,500 will vest upon meeting specified revenue and gross margin targets. The options will also vest upon a change in control, upon Dr. Mojdeh’s death or termination of employment due to total disability.
(11)	A total of 80,000 shares of restricted stock were granted on February 7, 2011, of which 40,000 shares of restricted stock have vested. The unvested shares of restricted stock will vest as follows provided that Dr. Mojdeh remains employed with us through the relevant vesting date: 40,000 restricted shares will vest on the third trading day after we release earnings for the fiscal quarter which includes the third anniversary of the date of grant. The restricted shares will also vest upon a change in control, or upon Dr. Mojdeh’s death or termination of employment due to total disability.
(12)	A total of 40,000 shares of restricted stock were granted on February 7, 2011 of which 20,000 shares of restricted stock have vested. The restricted shares will vest as follows provided that Dr. Mojdeh remains employed with us through the relevant vesting date: 20,000 restricted shares will vest upon the signing of a new supply agreement for the Unifill ready-to-fill syringe with a pharmaceutical company other than Sanofi or its affiliates. The restricted shares will also vest upon a change in control, or upon Dr. Mojdeh’s death or termination of employment due to total disability.
(13)	A total of 41,250 shares of restricted stock were granted on March 20, 2012, of which 13,750 shares of restricted stock have vested. The restricted shares will vest as follows provided that Dr. Mojdeh remains employed with us through the relevant vesting date: 13,750 restricted shares will vest on the third trading day after the Company’s release of earnings immediately following the second anniversary of the date of grant; 13,750 restricted shares will vest on the third trading day after the Company’s release of earnings immediately following the third anniversary of the date of grant. The restricted shares will also vest upon a change in control, or upon Dr. Mojdeh’s death or termination of employment due to total disability.
(14)	A total of 165,000 shares of restricted stock were granted on May 28, 2013. The restricted shares will vest as follows provided that Dr. Mojdeh remains employed with us through the relevant vesting date: 55,000 restricted shares will vest on the first anniversary of the date of grant; 55,000 restricted shares will vest on the second anniversary of the date of grant; 55,000 restricted shares will vest on the third anniversary of the date of grant. The restricted shares will also vest upon a change in control, or upon Dr. Mojdeh’s death or termination of employment due to total disability.
(15)	These options which were granted on July 6, 2010 have vested as of June 30, 2013.
(16)	These options were granted on January 3, 2011. One third of the options vested on each of the first and second anniversaries of the date of grant. One third of the options will vest on the third anniversary of the date of grant, provided that Mr. Naftzger remains employed with us through the relevant vesting date. The options will also vest upon a change in control or upon Mr. Naftzger’s death or termination of employment due to total disability.
(17)	A total of 40,000 shares of restricted stock were granted on July 6, 2010, of which 20,000 shares of restricted stock have vested. The unvested shares of restricted stock will vest as follows provided that Mr. Naftzger remains employed with us through the relevant vesting date: 20,000 shares will vest on the third trading day after we release earnings for the fiscal quarter which includes the third anniversary of the date of grant. The restricted shares will also vest upon a change in control, upon Mr. Naftzger’s death or termination of employment due to total disability, or upon Mr. Naftzger’s resignation within 180 days after Alan D. Shortall ceases to be our chief executive officer for any reason.
(18)

A total of 17,500 shares of restricted stock were granted on March 20, 2012, of which 5,834 shares of restricted stock have vested. The restricted shares will vest as follows provided that Mr. Naftzger remains employed with us through the relevant vesting date: 5,833 restricted shares will vest on the third trading day after the Company’s release of earnings immediately following the second anniversary of the date of grant; 5,833 restricted shares vest on the third trading day after the Company’s release of earnings immediately following the third anniversary of the date of grant. The restricted shares will also vest upon a change in control, or upon Mr. Naftzger’s death or termination of employment due to total disability.
(19)	A total of 165,000 shares of restricted stock were granted on May 28, 2013, The restricted shares will vest as follows provided that Mr. Naftzger remains employed with us through the relevant vesting date: 55,000 restricted shares will vest on the first anniversary of the date of grant; 55,000 restricted shares will vest on the second anniversary of the date of grant; 55,000 restricted shares vest on the third anniversary of the date of grant; The restricted shares will also vest upon a change in control, or upon Mr. Naftzger’s death or termination of employment due to total disability.
(20)	These options were granted on January 3, 2011. One third of the options vested on each of the first and second anniversaries of the date of grant. One third of the options will vest on the third anniversary of the date of grant, provided that Mr. Iampietro remains employed with us through the relevant vesting date. The options will also vest upon a change in control or upon Mr. Iampietro’s death or termination of employment due to total disability.
(21)	A total of 17,240 shares of restricted stock were granted on March 20, 2012, of which 5,747 shares of restricted stock have vested. The restricted shares will vest as follows provided that Mr. Iampietro remains employed with us through the relevant vesting date: 5,747 restricted shares will vest on the third trading day after the Company’s release of earnings immediately following the second anniversary of the date of grant; 5,746 restricted shares will vest on the third trading day after the Company’s release of earnings immediately following the third anniversary of the date of grant. The restricted shares will also vest upon a change in control, or upon Mr. Iampietro’s death or termination of employment due to total disability.
(22)	A total of 125,000 shares of restricted stock were granted on October 3, 2012, of which 75,000 shares of restricted stock have vested. The restricted shares will vest as follows provided that Mr. Iampietro remains employed with us through the relevant vesting date: 25,000 restricted shares will vest on the first anniversary of the date of grant; 25,000 restricted shares will vest on the second anniversary of the date of grant. The restricted shares will also vest upon a change in control, or upon Mr. Iampietro’s death or termination of employment due to total disability.
(23)	A total of 100,000 shares of restricted stock were granted on May 28, 2013. The restricted shares will vest as follows provided that Mr. Iampietro remains employed with us through the relevant vesting date: 33,334 restricted shares will vest on the first anniversary of the date of grant; 33,333 restricted shares will vest on the second anniversary of the date of grant; 33,333 restricted shares will vest on the third anniversary of the date of grant; The restricted shares will also vest upon a change in control, or upon Mr. Iampietro’s death or termination of employment due to total disability.

Option Exercises and Stock Vested in Fiscal 2013

The following table contains information relating to the exercise of stock options and vesting of restricted stock during fiscal 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Alan D. Shortall	—	—	1,865,600	3,451,360
R. Richard Wieland II	—	—	20,000	58,400
Ramin Mojdeh, Ph.D.	—	—	1,303,750	2,428,113
J. Christopher Naftzger	—	—	15,834	39,777
Mark V. Iampietro	—	—	105,747	280,965

(1)	The value realized upon vesting of stock awards was calculated by multiplying the closing price of our common stock on the vesting date by the number of shares that became vested on that date.

Potential Payments upon Termination or Change in Control

We have entered into employment agreements with certain of our named executive officers which provide for certain payments and benefits upon the named executive officer’s termination of employment with us under certain circumstances. In addition, stock-based awards granted to our named executive officers contain provisions for the acceleration of vesting under certain circumstances.

The table below reflects the compensation and benefits, if any, due to each of the named executive officers upon a voluntary termination; a termination for cause; an involuntary termination other than for cause or resignation for good reason, both before and after a change of control; the occurrence of a change of control; or a termination due to death, disability or retirement. Except with respect to our chief executive office, none of our named executive officers are entitled to a tax gross-up payment in the event that the benefits that they receive upon termination of employment or the occurrence of a change in control result in the imposition of golden parachute excise taxes. The amounts shown in the table below assume that each termination of employment or the change of control, as applicable, was effective as of June 30, 2013, and the fair market value of a share of our common stock as of June 28, 2013 was $3.17, which was the closing price of our shares on that date. The amounts shown in the table are estimates of the amounts which would be payable upon termination of employment or change of control as applicable. The actual amounts to be paid can only be determined at the time of the actual termination of employment or change of control, as applicable.

The value of the accelerated vesting of options was calculated by multiplying the number of unvested shares subject to each option by the excess, if any, between $3.17, the closing price of a share of our common stock on June 28, 2013, over the per share exercise price of the option. The value of the accelerated vesting of restricted stock was calculated by multiplying the aggregate number of unvested shares of restricted stock by $3.17, the closing price of a share of our common stock on June 28, 2013. More details concerning these values are set forth in the footnotes below.

Name	Benefit	Voluntary Resignation or Termination for Cause		Termination Without Cause Prior to Change in Control(1)		Change in Control(2)		Termination Without Cause After Change in Control(3)		Death or Disability(2)
Alan D. Shortall	Cash severance	$—		$630,000	(4)	$—		$630,000	(4)	$—
	Options	—		—	(5)	—	(5)	—	(5)	—	(5)
	Restricted stock	—		1,478,488	(6)	1,478,488	(6)	1,478,488	(6)	1,478,488	(6)
	Health benefits	—		6,207	(7)	—		6,207	(7)	—
	Excise tax gross up	—		—		793,727		793,727		—
	Relocation	100,000	(8)	100,000	(8)	—		100,000	(8)	100,000	(8)

	Total Value	$100,000		$2,214,695		$2,272,215		$3,008,422		$1,578,488

R. Richard Wieland II	Cash severance	$—		$—		$—		$—		$—
	Options	—		—		—	(9)	—	(9)	—	(9)
	Restricted stock	—		—		602,300	(10)	602,300	(10)	602,300	(10)
	Health benefits	—		—		—		—		—
	Relocation	—		—		—		—		—

	Total Value	$—		$—		$602,300		$602,300		$602,300

Ramin Mojdeh, Ph.D.	Cash severance	$—		$544,500	(11)	$—		$726,000	(12)	$—
	Options	—		—	(13)	—	(13)	—	(13)	—	(13)
	Restricted stock	—		800,425	(14)	800,425	(14)	800,425	(14)	800,425	(14)
	Health benefits	—		6,207	(15)	—		9,310	(16)	—
	Relocation	—		—		—		—		—

	Total Value	$—		$1,351,132		$800,425		$1,535,735		$800,425

J. Christopher Naftzger	Cash severance	$—		$—		$—		$—		$—
	Options	—		—		—	(17)	—	(17)	—	(17)
	Restricted stock	—		—		623,431	(18)	623,431	(18)	623,431	(18)
	Health benefits	—		—		—		—		—
	Relocation	—		—		—		—		—

	Total Value	$—		$—		$623,431		$623,431		$623,431

Mark V. Iampietro	Cash severance	$—		$110,000	(19)	$—		$379,250	(20)	$—
	Options	—		—		—	(21)	—	(21)	—	(21)
	Restricted stock	—		—		511,933	(22)	511,933	(22)	511,933	(22)
	Health benefits	—		3,104	(23)	—		9,310	(24)	—
	Relocation	—		—		—		—		—

	Total Value	$—		$113,104		$511,933		$900,493		$511,933

(1)	Except with respect to Mr. Shortall, Termination Without Cause includes termination due to our decision not to renew a named executive officer’s employment agreement if the named executive officer was willing and able to continue performing services under the terms of the employment agreement.
(2)	Upon a change of control or in the case of termination of employment due to death or total disability, all outstanding options and shares of restricted stock vest.
(3)	Termination Without Cause After Change in Control reflects the aggregate of any payments and benefits to which the executive becomes entitled upon a single-trigger Change in Control event and any incremental payments and benefits to which the executive becomes entitled upon termination of employment coincident with or following such Change in Control event.
(4)	The cash severance payment to Mr. Shortall is calculated based on an amount equal to 12 months of his total salary compensation for the fiscal year in which employment is terminated ($420,000) plus the amount of bonus earned by Mr. Shortall in our fiscal year ended June 30, 2013 ($210,000).

(5)	All of Mr. Shortall’s outstanding unvested options were underwater as of June 30, 2013. In the event that Mr. Shortall’s employment is terminated by us without cause prior to a change in control, his performance-based stock options are neither accelerated nor forfeited; rather, he retains the opportunity to vest in the options if the performance milestones are satisfied before the expiration date.
(6)	This amount represents the value of the accelerated vesting of 466,400 shares of restricted stock based on a value per share of $3.17, the closing price of our shares on June 28, 2013. In the event that Mr. Shortall’s employment is terminated by us without cause prior to a change in control, his performance-based restricted stock is neither accelerated nor forfeited; rather, he retains the opportunity to vest in the restricted stock if the performance milestones are satisfied before the expiration date.
(7)	This amount represents the cost of 12 months of Mr. Shortall’s COBRA health care continuation coverage.
(8)	Upon the end of Mr. Shortall’s employment with us in the United States we have the obligation to pay for the relocation of Mr. Shortall and his family from the United States to Australia, including moving his personal and household effects. The amount above represents the estimated expenses associated with such relocation as of June 30, 2013.
(9)	All of Mr. Wieland’s outstanding unvested options were underwater as of June 30, 2013. Had the options been in the money, the amount reflected would represent the excess, if any between $3.17, the closing price of our shares on June 28, 2013, and the option exercise price.
(10)	This amount represents the value of the accelerated vesting of 190,000 shares of restricted stock based on a value per share of $3.17, the closing price of our shares on June 28, 2013.
(11)	This amount represents an amount equal to 12 months of Dr. Mojdeh’s total salary compensation for the fiscal year in which employment is terminated ($363,000) plus the greater of the bonus earned and paid in the last completed fiscal year or the target bonus for the calendar year in which employment is terminated ($181,500).
(12)	This amount represents an amount equal to 18 months of Dr. Mojdeh’s total salary compensation for the fiscal year in which employment is terminated ($544,500) plus the greater of the bonus earned and paid in the last completed fiscal year of the target bonus for the calendar year in which employment is terminated ($181,500).
(13)	All of Dr. Mojdeh’s outstanding unvested options were underwater as of June 30, 2013. Had the options been in the money, the amount reflected would represent the excess, if any between $3.17, the closing price of our shares on June 28, 2013, and the option exercise price.
(14)	This amount represents the value of the accelerated vesting of 252,500 shares of restricted stock based on a value per share of $3.17, the closing price of our shares on June 28, 2013.
(15)	This amount represents the cost of 12 months of Dr. Mojdeh’s COBRA health care continuation coverage.
(16)	This amount represents the cost of 18 months of Dr. Mojdeh’s COBRA health care continuation coverage.
(17)	All of Mr. Naftzger’s outstanding unvested options were underwater as of June 30, 2013. Had the options been in the money, the amount reflected would represent the excess, if any between $3.17, the closing price of our shares on June 28, 2013, and the option exercise price.
(18)	This amount represents the value of the accelerated vesting of 196,666 shares of restricted stock based on a value per share of $3.17, the closing price of our shares on June 28, 2013.
(19)	This amount represents an amount equal to six months of Mr. Iampietro’s total salary compensation for the fiscal year in which employment is terminated.
(20)	This amount represents an amount equal to 18 months of Mr. Iampietro’s total salary compensation for the fiscal year in which employment is terminated ($330,000) plus the amount of the bonus paid to Mr. Iampietro in our fiscal year ended June 30, 2012 ($49,250).
(21)	All of Mr. Iampietro’s outstanding unvested options were underwater as of June 30, 2013. Had the options been in the money, the amount reflected would represent the excess, if any, between $3.17, the closing price of our shares on June 28, 2013, and the option exercise price.
(22)	This amount represents the value of the accelerated vesting of 161,493 shares of restricted stock based on a value per share of $3.17, the closing price of our shares on June 28, 2013.
(23)	This amount represents the cost of six months of Mr. Iampietro’s COBRA health care continuation coverage.
(24)	This amount represents the cost of 18 months of Mr. Iampietro’s COBRA health care continuation coverage.

PROPOSAL NO. 3 — ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

We are providing you with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our executive officers named in the Summary Compensation Table under “Executive Compensation.” Under Dodd-Frank, we are required to seek a non-binding advisory vote from our stockholders to approve the compensation awarded to our named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives you as a stockholder the opportunity to express your views on our named executive officers’ compensation. This vote is not intended to address any specific element of our compensation programs, but rather to address our overall approach to the compensation of our named executive officers described in this proxy statement. The vote solicited by this proposal is advisory and its outcome will not be binding on the board or require the board or the compensation committee to take any action. However, the compensation committee values the opinions expressed by our stockholders in their vote on this proposal and expects to take into account the outcome of this vote when evaluating future executive compensation arrangements for our named executive officers.

We believe that we have in place comprehensive executive compensation programs. Our compensation committee continually monitors executive compensation programs and adopt changes to reflect the marketplace in which we compete for talent, as well as general economic, regulatory and legislative developments affecting executive compensation. As described in detail under the heading “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis,” our executive compensation programs are designed to help us attract, retain and motivate superior executive talent, while providing competitive and differentiated levels of pay based on corporate and individual performance that reinforce the alignment of the interests of the members of our executive management team with those of our stockholders.

In fiscal year 2013, we adopted the following new compensation related policies for executive officers: (i) stock ownership guidelines and (ii) a claw-back policy. Additionally, we did not make any equity grants to our chief executive officer in fiscal year 2013.

The board is asking stockholders to approve a non-binding advisory vote on the following resolution:

“Resolved that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the disclosure rules of the Securities and Exchange Commission, including the “Compensation Discussion and Analysis,” compensation tables and narrative discussions, is approved on a non-binding advisory basis.”

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF

PROPOSAL NO. 3

PROPO SAL NOS. 4 — 8 — APPROVAL OF THE GRANT OF SECURITIES TO NON-EXECUTIVE DIRECTORS OF THE COMPANY UNDER THE 2009 STOCK INCENTIVE PLAN

Introduction

Our board believes that it is desirable to add a stock-based component to the compensation of our non-executive directors to ensure that the directors have a commonality of interest with our stockholders toward our long-term success.

On September 25, 2013, our board approved the grant of 35,000 securities (either in the form of shares of restricted stock or restricted stock units) in each of fiscal year 2014, 2015 and 2016 to each of our non-executive directors (Slavko James Joseph Bosnjak, Jeff Carter, William Galle, John Lund and Mary Katherine Wold) under the 2009 Stock Incentive Plan, or the Stock Plan, provided that each of the above named directors continues to be a director of the Company at the time of issuance and subject to obtaining stockholder approval at the meeting as required under the ASX Listing Rules. As noted above, each non-executive director will have the option of electing to take their securities in the form of restricted stock or restricted stock units further details of which are provided below. The number of securities to be granted to each non-executive director was determined by the compensation committee, in consultation with Radford, its independent compensation consultant, which recommended the number of securities based on a review of our peer group. To the extent there is a significant increase in the value of our common stock over the next three years, the compensation committee will review the number of securities being granted to each director and will recommend to the board whether a downward adjustment to the number of securities issued to non-executive directors in future years is warranted. As previously disclosed, in connection with the stock-based grant, our board increased the share ownership and retention guidelines from four times a director’s annual retainer to five times a director’s annual retainer.

The proposed equity grant is intended to better align our non-executive directors’ total annual compensation with market competitive levels identified by Radford’s analysis of our peer group and supports the robust non-executive director stock ownership guideline via a meaningful annual equity grant. Assuming the approval of the proposed grant of securities plus the cash compensation for non-executive directors described above under “Director Compensation” at page 12, the total aggregate compensation for our non-executive directors will be below the 50th percentile of our peer group.

Consequently, under Proposal Nos. 4-8, stockholders are being asked to approve a three-year program of systematically granting 35,000 stock-based awards to each of the above named non-executive directors, the first grant of which would be made, assuming Proposal Nos. 4-8 are approved by stockholders, on the date each director is re-elected at that meeting. Subsequent grants of the same magnitude would be made to these non-executive directors on the date of their subsequent re-election by the stockholders at our next two annual meetings. Additional stockholder approval will be required under ASX Listing Rule 10.14 if we wish to extend the systematic grant of awards to (i) our non-executive directors beyond the three years specified herein or (ii) any new non-executive directors and our CDIs remain listed on the ASX at that time.

All stock-based awards under Proposal Nos. 4-8 would be granted under our Stock Plan or any successor stockholder-approved plan. Non-executive directors will be permitted to choose whether to receive their stock-based awards in the form of either (i) shares of restricted stock or (ii) restricted stock units that will be settled in shares of our common stock when the director’s service on the board ceases for any reason. The shares of restricted stock represent the grant of common stock which is subject to restrictions on transfer (and risk of forfeiture) until such time as they vest, which will occur upon satisfaction of the vesting conditions outlined below. Restricted stock units are a form of stock-based award that is commonly used in the United States as an incentive to executives and/or directors and which provides for a deferral of compensation for tax purposes. Essentially, restricted stock units are bookkeeping entries under which recipients are credited with a number of units that represent their right to be issued stock at a specified future time or event. The value associated with a restricted stock unit is the equivalent of the value of a share of common stock, but recipients may not sell or otherwise transfer the restricted stock unit before settlement in shares to realize that value. Further details of the terms of the shares of restricted stock and the restricted stock units that may be issued to the above named non-executive directors (should Proposal Nos. 4-8 be approved by stockholders) are set out below. To comply with United States federal income tax law, directors who are U.S. tax payers are required to make an advance written election regarding the form in which they wish to receive each stock-based award. However, to ensure that we are able to administer stock-based awards granted under our Stock Plan uniformly, we will require all our non-executive directors to make the written election regarding the form in which they wish to receive each stock-based award on the same date. All of the stock-based awards will be subject to the Stock Ownership and Retention Guidelines described above under “Director Compensation” at page 13.

The principal terms of the shares of restricted stock and restricted stock units which the directors may elect to receive are as follows:

(a)	Grant Price: There is no consideration payable on receipt of shares of restricted stock or restricted stock units. The restricted stock units are automatically converted into shares of common stock when the director leaves our board and no further consideration is payable upon such conversion.

(b)	Vesting Conditions: The shares of restricted stock and restricted stock units will vest on the date of the next annual meeting to occur immediately following the date of issuance, subject to the director still being a director of the Company on the vesting date. If a director resigns from the board or is removed from the board prior to the applicable vesting date, any unvested restricted stock or restricted stock units shall expire. If a director shall die or become permanently disabled prior to the vesting date, all granted but unvested restricted stock or restricted stock units shall vest immediately. Under extraordinary circumstances, the board may accelerate the vesting of the shares of restricted stock or restricted stock units.

(c)	Change in Control: All issued and unvested shares of restricted stock or restricted stock units will vest immediately prior to a change in control transaction. All stockholder-approved stock-based awards that have not been issued shall be issued and vested immediately prior to a change in control.

(d)	Transferability: The shares of common stock will be subject to the Stock Ownership and Retention Guidelines described above under “Director Compensation” at page 13, but may be sold by the director to the extent permitted under those guidelines. A director will not be able to sell or otherwise transfer the shares of restricted stock or the restricted stock units until such time as the shares of restricted stock have vested or the restricted stock units are converted to shares of common stock which will occur when the director leaves our board for any reason.

The grants to Australian directors will be subject to a minimum holding period of 12 months from vesting regardless of the timing of leaving the board. The holding period will expire on the earlier of seven years (at which point sufficient shares may be sold to pay the tax on the award) and the time that the director leaves the board.

Approvals

ASX Listing Rule 10.14 provides that a company must not permit a director to acquire securities under an employee incentive scheme without the prior approval of stockholders. Accordingly, stockholder approval is now being sought for the purposes of ASX Listing Rule 10.14 and for all other purposes for the grant of securities to each of the non-executive directors described below.

As required by the ASX Listing Rule 10.15A, the following additional information is provided in relation to Proposal Nos. 4-8:

•	the maximum aggregate number of securities which may be granted by us under the Stock Plan under Proposal Nos. 4-8 is 525,000, comprising:

•	35,000 securities (in either the form of shares of restricted stock or restricted stock units) to Slavko James Joseph Bosnjak in each of fiscal year 2014, 2015 and 2016, totaling 105,000 securities;

•	35,000 securities (in either the form of shares of restricted stock or restricted stock units) to Jeff Carter in each of fiscal year 2014, 2015 and 2016, totaling 105,000 securities;

•	35,000 securities (in either the form of shares of restricted stock or restricted stock units) to William Galle in each of fiscal year 2014, 2015 and 2016, totaling 105,000 securities;

•	35,000 securities (in either the form of shares of restricted stock or restricted stock units) to John Lund in each of fiscal year 2014, 2015 and 2016, totaling 105,000 securities; and

•	35,000 securities (in either the form of shares of restricted stock or restricted stock units) to Mary Katherine Wold in each of fiscal year 2014, 2015 and 2016, totaling 105,000 securities.

•	There is no consideration payable for the grant of the shares of restricted stock or restricted stock units (as the case may be).

•	The following securities have been issued to our directors since the last approval under ASX Listing Rule 10.14:

•	45,000 shares of common stock were granted to Slavko James Joseph Bosnjak following stockholder approval at the 2011 stockholders’ meeting;

•	45,000 shares of common stock were granted to Jeff Carter following stockholder approval at the 2011 stockholders’ meeting;

•	45,000 shares of common stock were granted to William Galle following stockholder approval at the 2011 stockholders’ meeting;

•	45,000 shares of common stock were granted to John Lund following stockholder approval at the 2011 stockholders’ meeting;

•	45,000 shares of common stock were granted to Mary Katherine Wold following stockholder approval at the 2011 stockholders’ meeting; and

•	1,166,000 shares of restricted stock, and 750,000 options with an exercise price of $3.24 were granted to Alan Shortall following stockholder approval at the 2011 stockholders’ meeting.

•	Mr. Shortall, our Chief Executive Officer, and each of our non-executive directors named in Proposal Nos. 4-8 are eligible to participate in the Stock Plan.

•

If Proposal Nos. 4-8 are approved by stockholders, we will issue 35,000 securities (in either the form of shares of restricted stock or restricted stock units) to each of the above named non-executive directors who are re-elected to serve as a non-executive director of the Company on the date of the meeting. 35,000 securities (in the form of shares of restricted stock or restricted stock units) will then be issued to each of the above named non-executive directors on the date of their subsequent re-election to the board in each of the next two fiscal years. The shares of restricted stock or restricted stock units will vest one year from the date of issuance, provided that a director is still a director on the vesting date (unless such director dies or become permanently disabled prior to the vesting date, in which case all granted but unvested restricted stock or restricted stock units shall vest immediately). In any case, no securities approved for issue under Proposal Nos. 4-8 will be issued to directors later than three years after the 2013 meeting (although restricted stock units issued before that deadline may, by their terms, result in the issuance of shares after that deadline).

•	No loan will be made by us to any non-executive director in connection with the grant of securities.

Details of any securities issued under the Stock Plan will be published in our Annual Report on Form 10-K relating to the period in which securities have been issued, together with a statement that approval for this issue of securities was obtained under ASX Listing Rule 10.14.

Any additional persons (falling within ASX Listing Rule 10.14) who become entitled to participate in the Stock Plan after Proposals No. 4-8 have been approved and who are not named in this proxy statement will not participate until approval is obtained under ASX Listing Rule 10.14.

Voting exclusion statement

We will disregard any votes cast on Proposal Nos. 4-8 by a director or any associate of a director. However, we need not disregard a vote if it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy form, or it is cast by the person chairing the meeting as a proxy for a person who is entitled to vote, in accordance with a direction on the proxy form to vote as the proxy decides.

THE BOARD (EXCLUDING SLAVKO JAMES JOSEPH BOSNJAK (WITH RESPECT TO PROPOSAL NO. 4 ONLY), JEFF CARTER (WITH RESPECT TO PROPOSAL NO. 5 ONLY), WILLIAM GALLE (WITH RESPECT TO PROPOSAL NO. 6 ONLY), JOHN LUND (WITH RESPECT TO PROPOSAL NO. 7 ONLY), AND MARY KATHERINE WOLD (WITH RESPECT TO PROPOSAL NO. 8 ONLY), WHO DO NOT MAKE A RECOMMENDATION WITH RESPECT TO THE PROPOSAL IN PARENTHESES AFTER THEIR NAME DUE TO THEIR PERSONAL INTEREST IN THAT PROPOSAL) UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF

PROPOSAL NOS. 4-8.

PROPOSAL NO. 9 — APPROVAL OF THE SPECIAL GRANT OF SECURITIES TO WILLIAM GALLE

In connection with his election to the board of directors in 2008, William Galle, a non-executive director, was granted options to purchase 550,000 shares in Unilife Medical Solutions Limited at an exercise of AU$0.35 per share. In connection with our re-domiciliation to the United States, these options were replaced with options in Unilife Corporation such that the number of shares underlying Mr. Galle’s options were divided by six and the price adjusted accordingly, so Mr. Galle then had options to purchase 91,667 shares of common stock at an exercise price of AU$2.10. The options expired on December 31, 2012. During Mr. Galle’s first three years on the board, he did not receive any additional equity grants other than the initial grant of options. In the year prior to the expiration of his options, Mr. Galle tried to exercise the options. To cover the full exercise price for the 91,667 shares, which would have been approximately AU$192,500, Mr. Galle notified us that he needed to sell a certain number of the shares subject to the options. During the period when Mr. Galle was looking to exercise his options, the Company was involved in certain financing activities and other potential commercial transactions, which resulted in blackout periods and Mr. Galle being in possession of material, non-public information that limited his ability to sell stock to exercise his options. As a result of these limitations, Mr. Galle was unable to exercise his options prior to the expiration date.

The board believed Mr. Galle’s inability to exercise his options was unfair to Mr. Galle and asked the compensation committee to formulate a special grant to Mr. Galle to address the lapsing of his initial grant of options and the lack of an annual grant in the earlier years of his service as a non-executive director. The compensation committee, in consultation with Radford, proposed to the board that Mr. Galle be awarded 52,500 shares of fully vested restricted stock units. The board approved the recommendation, subject to approval by the stockholders under ASX Listing Rule 10.14. Mr. Galle’s restricted stock units will be settled in shares of our common stock when Mr. Galle’s service on the board ceases for any reason including in the event of a change in control. Restricted stock units are a form of stock-based award that is commonly used in the United States as an incentive to executives and/or directors and which provides for a deferral of compensation for tax purposes. Essentially, restricted stock units are bookkeeping entries under which recipients are credited with a number of units that represent their right to be issued stock at a specified future time or event. The value associated with a restricted stock unit is the equivalent of the value of a share of common stock, but recipients may not sell or otherwise transfer the unit before settlement in shares to realize that value. Further details of the terms of the restricted stock units are set out below. Mr. Galle’s restricted stock units will be subject to the Stock Ownership and Retention Guidelines discussed above under “Director Compensation” at page 13.

The principal terms of the restricted stock units proposed to be issued to Mr. Galle are as follows:

(a)	Grant Price: There is no consideration payable on receipt of the restricted stock units by Mr. Galle. The restricted stock units are automatically converted into shares of common stock when Mr. Galle leaves our board and no further consideration is payable on conversion.

(b)	Vesting Conditions: The restricted stock units will be fully vested and non-forfeitable upon receipt by Mr. Galle.

(c)	Transferability: Mr. Galle will not be able to sell or otherwise transfer the restricted stock units until such time as the restricted stock units are converted to shares of common stock which will occur when Mr. Galle leaves our board for any reason.

Approvals

ASX Listing Rule 10.14 provides that a company must not permit a director to acquire securities under an employee incentive scheme without the prior approval of stockholders. Accordingly, stockholder approval is now being sought for the purposes of ASX Listing Rule 10.14 and for all other purposes for the grant of securities to Mr. Galle as described below.

As required by the ASX Listing Rule 10.15A, the following additional information is provided in relation to Proposal No. 9:

•	The maximum aggregate number of restricted stock units which may be granted by us to Mr. Galle under the Stock Plan under Proposal No. 9 is 52,500.

•	There is no consideration payable for the grant of the restricted stock units to Mr. Galle.

•	Mr. Galle and each of our directors is eligible to participate in the Stock Plan.

•	Proposals No. 4-8 set out details of the securities which have been issued to our directors since the last approval under ASX Listing Rule 10.14.

•	No loan will be made by us to Mr. Galle in connection with the grant of securities.

•

If Proposal No. 9 is approved by stockholders, the restricted stock units will be issued to Mr. Galle as soon as practicable after the annual meeting and, in any case, no later than three years after the annual meeting.

Details of any securities issued under the Stock Plan will be published in our Annual Report on Form 10-K relating to the period in which securities have been issued, together with a statement that approval for this issue of securities was obtained under ASX Listing Rule 10.14.

Any additional persons (falling within ASX Listing Rule 10.14) who become entitled to participate in the Stock Plan after Proposal No. 9 has been approved and who are not named in this proxy statement will not participate until approval is obtained under ASX Listing Rule 10.14.

Voting exclusion statement

We will disregard any votes cast on Proposal No. 9 by a director and any associate of a director. However, we need not disregard a vote if it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy form, or it is cast by the person chairing the meeting as a proxy for a person who is entitled to vote, in accordance with a direction on the proxy form to vote as the proxy decides.

THE BOARD (EXCLUDING WILLIAM GALLE WHO DOES NOT MAKE A RECOMMENDATION

WITH RESPECT TO THE PROPOSAL DUE TO HIS PERSONAL INTEREST IN THE PROPOSAL)

UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF

PROPOSAL NO. 9.

PROPOSAL NO. 10 — RATIFICATION OF ISSUANCE AND SALE OF COMMON STOCK

ISSUED UNDER THE CONTROLLED EQUITY OFFERING SALES AGREEMENT

Background

On October 3, 2012, the Company entered into a Controlled Equity Offering Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”), pursuant to which we may issue and sell shares of our common stock, par value $0.01 per share (“Common Stock”) from time to time through Cantor as our sales agent, subject to the limitations set out in the Sales Agreement. Under the Sales Agreement, Cantor may sell our Common Stock by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, including, but not limited to, sales made directly on The NASDAQ Global Market, on any other existing trading market for our Common Stock or to or through a market maker. A copy of the Sales Agreement may be found in the Current Report on Form 8-K that the Company filed with the SEC and ASX on or about October 4, 2012. The Common Stock is sold pursuant to our shelf registration statement that was declared effective by the SEC on June 30, 2011 and the accompanying prospectus supplement that was filed with the SEC and ASX on or about October 4, 2012.

As previously announced, the Company has issued and sold Common Stock under the Sales Agreement. Between July 22, 2013 and August 2, 2013, the Company sold 1,396,379 shares of Common Stock (equivalent to 8,378,274 CDIs) on NASDAQ under the Sales Agreement at an average sale price of US$2.98 per share for an aggregate principal amount of US$4,156,471 (“First Tranche Shares”). On September 4, 2013, the Company sold an additional 147,293 shares of Common Stock (equivalent to 883,758 CDIs) on NASDAQ under the Sales Agreement at an average sale price of US$3.42 per share for an aggregate principal amount of US$503,138 (“Second Tranche Shares”). Between September 12, 2013 and September 17, 2013, the Company sold an additional 1,968,481 shares of Common Stock (equivalent to 11,810,886 CDIs) on NASDAQ under the Sales Agreement at an average sale price of US$3.22 per share for an aggregate principal amount of US$6,338,318 (“Third Tranche Shares”).

We refer to the shares of Common Stock that we sold pursuant to the Sales Agreement as the “ATM Shares.”

The ATM Shares have been issued and we are now seeking the approval of our stockholders for the purpose of ratifying the issuance and sale of the ATM Shares pursuant to ASX Listing Rule 7.4.

ASX Listing Rules

ASX Listing Rule 7.1. ASX Listing Rule 7.1 prohibits, subject to certain exceptions, a company from issuing or agreeing to issue securities that would represent more than 15% of the company’s ordinary securities on issue 12 months prior to the date of issue of (or agreement to issue) such securities, without prior approval of a company’s stockholders.

The ATM Shares issued under the Sales Agreement were within the 15% limitation imposed under ASX Listing Rule 7.1 and accordingly stockholder approval was not required for their issue.

ASX Listing Rule 7.4. ASX Listing Rule 7.4 sets out an exception to ASX Listing Rule 7.1. This rule provides that where the stockholders in general meeting ratify a previous issuance of securities (made without stockholder approval under ASX Listing Rule 7.1), those securities will be excluded from the calculation of the number of securities that can be issued by the Company in any 12-month period within the 15% limit set out in ASX Listing Rule 7.1.

Between July 22, 2013 and August 2, 2013 and September 4, 2013 and September 17, 2013, the Company issued the ATM Shares pursuant to the Sales Agreement. Stockholder approval is now being sought under ASX Listing Rule 7.4 to ratify the issuance of the ATM Shares.

By ratifying the issue of the ATM Shares, such securities will be excluded from the calculation of the number of securities that can be issued by the Company in the forthcoming 12 month period under ASX Listing Rule 7.1, therefore providing the Company with flexibility to issue further CDIs or shares of common stock in the next 12 months, if the board considers it is in the interests of the Company and its stockholders to do so.

In accordance with ASX Listing Rule 7.5, in addition to the information set out above, the following information is provided in relation to this proposal:

(a)	the total number of ATM Shares issued under the Sales Agreement was 3,512,153 (equivalent to 21,072,918 CDIs);

(b)	the average sales price of the First Tranche Shares was US$2.98;

(c)	the average price of the Second Tranche Shares was US$3.42;

(d)	the average price of the Third Tranche Shares was US$3.22;

(e)	the ATM Shares were issued to Cantor who subsequently allocated the ATM Shares to investors;

(f)	the issuance of the ATM Shares was made to pursuant to a public offering under our registration statement that was declared effective by the SEC on June 30, 2011; and

(g)	the ATM Shares rank equally with all other shares of our Common Stock.

Use of proceeds

We received net proceeds from the issuance and sale of the ATM Shares of US$10,668,001, after deducting the sales commission. We intend to use the net proceeds to fund the continued development and commercial supply of our diversified portfolio of advanced drug delivery systems, the expansion of our workforce to support anticipated customer demands, and for working capital and other general corporate purposes.

Voting Exclusion Statement

The Company will disregard any votes cast on Proposal No.10 by a person who participated in the purchase of the ATM Shares and any associate of such person.

However, the Company need not disregard a vote if it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy card, or it is cast by the person chairing the special meeting as a proxy for a person who is entitled to vote, in accordance with a direction on the proxy card to vote as the proxy decides.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

PROPOSAL NO. 10.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of June 30, 2013 with respect to our equity compensation plans. See Note 4 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 for further information.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders
Employee Share Option Plan	1,550,000		$2.73	—	(1)
2009 Stock Incentive Plan	4,571,803	(2)	4.91	485,885	(3)
Equity compensation plans not approved by security holders
Individual agreements with various consultants, advisors and other third parties	990,000		4.15	—

Total	7,111,803		$4.33	485,885

(1)	No further options will be granted under this plan.
(2)	Represents the number of shares issuable upon exercise of outstanding options under the 2009 Stock Incentive Plan. In addition, there are 3,254,403 non-vested shares issued pursuant to restricted stock awards under the 2009 Stock Incentive Plan.
(3)	Represents the number of shares available for future issuance pursuant to stock option, restricted stock and other awards under the 2009 Stock Incentive Plan. The number of shares available for issuance under the 2009 Stock Incentive Plan adjusts annually commencing on January 1, 2011 as provided therein.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the last three fiscal years, we have been a party to one transaction in which the amount involved exceeded $120,000 and in which any director, executive officer, holder of more than 5% of our capital stock, or their immediate family members, had a material interest.

We have an agreement with a consulting entity, of which Jeff Carter, a member of our board is the principal. Under the terms of the agreement, Mr. Carter will perform finance, accounting and secretarial consulting services in Australia. We pay Mr. Carter on a month to month basis for these services. Under the agreement, we pay the consulting entity a commercial arm’s length base fee for the consulting services of A$13,200 per month. During fiscal 2013, we paid the consulting entity A$192,998, of which A$67,718 was paid to one of our former employees to assist Mr. Carter in performing these functions.

We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our chief executive officer and chief financial officer are primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related party transactions. Our audit committee reviews and approves or ratifies any related party transaction pursuant to the authority given under the charter of the audit committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock by (i) each person, or group of affiliated persons who is known by us to beneficially own 5% or more of our common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all current directors and executive officers as a group. All of this information gives effect to the redomiciliation and the share consolidation effected in connection therewith.

Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. The beneficial ownership percentages set forth below are based on 99,168,541 shares of common stock outstanding as of September 20, 2013. All shares of common stock owned by such person, including shares of common stock underlying stock options that are currently exercisable or exercisable within 60 days after September 20, 2013 (all of which we refer to as being currently exercisable) are deemed to be outstanding and beneficially owned by that person for the purpose of computing the ownership percentage of that person, but are not considered outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, to our knowledge, each person listed in the table below has sole voting and investment power with respect to the shares shown to be beneficially owned by such person, except to the extent that applicable law gives spouses shared authority.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
5% Shareholders
Frontier Capital Management Co., LLC. 99 Summer Street Boston, MA 02110	8,832,874	(2)	8.9%
JPMorgan Chase & Co. 270 Park Ave New York, NY 10017	7,290,883	(2)	7.4%
Directors and Named Executive Officers(1)
Slavko James Joseph Bosnjak	532,451		*
Alan D. Shortall	7,014,117	(3)	7.0%
John Lund	166,000	(4)	*
William Galle	145,000	(4)	*
Jeff Carter	174,178	(4)	*
Mary Katherine Wold	145,000	(4)	*
R. Richard Wieland II	238,698	(5)	*
Ramin Mojdeh, Ph.D.	1,910,850	(6)	1.9%
J. Christopher Naftzger	292,988	(7)	*
Mark V. Iampietro	296,986	(8)	*
All directors and executive officers as a group (10 persons)	10,916,268	(9)	10.8%

*	Indicates less than 1%
(1)	The address of each director and executive officer listed above is c/o Unilife Corporation, 250 Cross Farm Lane, York, Pennsylvania 17406.
(2)	Based on information reported by NASDAQ as of June 30, 2013.
(3)	Includes 466,400 shares of restricted stock which are subject to performance based vesting conditions. Includes options to purchase 1,500,000 shares of common stock which are currently exercisable. Does not include options to purchase 1,334,000 shares of common stock which are not currently exercisable.
(4)	Includes options to purchase 100,000 shares of common stock which are currently exercisable.
(5)	Includes 115,000 shares of restricted stock which are subject to time based vesting conditions. Includes options to purchase 14,958 shares of common stock which are currently exercisable. Does not include options to purchase 7,478 shares of common stock which are not currently exercisable.

(6)	Includes 20,000 shares of restricted stock that are subject to performance based vesting conditions. Includes 232,500 shares of restricted stock which are subject to time based vesting conditions. Includes options to purchase 225,000 shares of common stock which are currently exercisable. Does not include options to purchase 75,000 shares of common stock which are not currently exercisable.
(7)	Includes 176,666 shares of restricted stock which are subject to time based vesting conditions. Includes options to purchase 68,548 shares of common stock that are currently exercisable. Does not include options to purchase 4,273 shares of common stock which are not currently exercisable.
(8)	Includes 136,493 shares of restricted stock which are subject to time based vesting conditions. Includes options to purchase 7,906 shares of common stock which are currently exercisable. Does not include options to purchase 3,953 shares of common stock which are not currently exercisable.
(9)	Includes 1,147,059 shares of restricted stock which are subject to performance-based and time-based vesting conditions, options to purchase 2,216,412 shares of common stock which are currently exercisable and options to purchase 1,424,704 shares of common stock which are not currently exercisable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file with the SEC reports of ownership and changes in ownership of our common stock. Our directors, executive officers and greater than 10% beneficial owners of our common stock are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely upon information furnished to us and contained in reports filed with the SEC, as well as any written representations that no other reports were required, we believe that all Section 16(a) reports of our directors, executive officers and greater than 10% beneficial owners were filed timely for the fiscal year ended June 30, 2013.

OTHER BUSINESS

2014 Stockholder Proposals

Stockholders interested in submitting a proposal to be considered for inclusion in our proxy statement for the 2014 annual meeting of stockholders may do so by following the procedures prescribed by Securities Exchange Act Rule 14a-8. To be eligible for inclusion, proposals must be submitted in writing and received by us at the address appearing as our principal executive offices on or before June 13, 2014.

A stockholder of ours may wish to have a proposal presented at the 2014 annual meeting of stockholders, but not to have the proposal included in our proxy statement relating to that meeting. If a stockholder wants to submit a proposal for the 2014 annual meeting of stockholders but does not want to include it in our proxy statement, written notice of such stockholder proposal of other business (containing certain information specified in the bylaws about the stockholder and the proposed action) must be delivered to our Corporate Secretary at the address appearing as our principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in our notice of meeting (without regard to any postponement or adjournment of such meeting after such notice was first sent). However, if our annual meeting is advanced or delayed by more than 30 days from such anniversary date, a stockholder’s written notice will be timely if it is received by the later of the 90th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting. These deadlines are set forth in our bylaws.

Nominating or Recommending for Nomination Candidates for Director

Our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to us in accordance with our bylaws, which, in general, require that the notice be received by us within the time period described above under “2014 Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.

Delivery of Documents to Stockholders Sharing an Address

If you are the beneficial owner, but not the record holder, of shares of our common stock, your broker, bank or other nominee may only deliver one copy of this proxy statement to multiple stockholders who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. A stockholder who wishes to receive a separate copy of this proxy statement, now or in the future, should submit this request by writing to our Corporate Secretary at Unilife Corporation, 250 Cross Farm Lane, York, Pennsylvania 17406 or by calling 717-384-3231. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Transaction of Other Business

Our board knows of no other business that will be conducted at the meeting other than as described in this proxy statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors,

J. Christopher Naftzger

Vice President, General Counsel, Corporate

    Secretary & Chief Compliance Officer

October 7, 2013

Unilife Corporation

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 12:00 A.M., EST, on November 21, 2013.

Vote by Internet
• Go to www.envisionreports.com/unis
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in	☒
this example. Please do not write outside the designated areas.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE  ▼

BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The board of directors recommends that stockholders vote FOR the re-election of each of	+
the directors named in Proposal No. 1 and FOR Proposal Nos. 2-10 (exclusions listed on reverse side).

1. To elect six directors, identified in the proxy statement, to hold office until our annual meeting of stockholders to be held in 2014 and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.

	For	Withhold		For	Withhold		For	Withhold
01 -Slavko James Joseph Bosnjak	☐	☐	02 - Jeff Carter	☐	☐	03 - William Galle	☐	☐

04 - John Lund	☐	☐	05 - Mary Katherine Wold	☐	☐	06 - Alan D. Shortall	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014.	☐	☐	☐	3.	To consider and act on an advisory vote regarding the approval of compensation paid to certain executive officers.	☐	☐	☐

4.	For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 105,000 securities to Slavko James Joseph Bosnjak (which Mr. Bosnjak may elect to take in the form of shares of restricted stock or restricted stock units) on the terms set out in the proxy statement.						☐	☐	☐

5.	For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 105,000 securities to Jeff Carter (which Mr. Carter may elect to take in the form of shares of restricted stock or restricted stock units) on the terms set out in the proxy statement.						☐	☐	☐

6.	For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 105,000 securities to William Galle (which Mr. Galle may elect to take in the form of shares of restricted stock or restricted stock units) on the terms set out in the proxy statement.						☐	☐	☐

7.	For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 105,000 securities to John Lund (which Mr. Lund may elect to take in the form of shares of restricted stock or restricted stock units) on the terms set out in the proxy statement.						☐	☐	☐

8.	For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 105,000 securities to Mary Katherine Wold (which Ms. Wold may elect to take in the form of shares of restricted stock or restricted stock units) on the terms set out in the proxy statement.						☐	☐	☐

9.	For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve a special grant of 52,500 securities to William Galle in the form of restricted stock units on the terms set out in the proxy statement.						☐	☐	☐

10.	For the purposes of ASX Listing Rule 7.4 and for all other purposes, to ratify the issuance and sale by us of 3,512,153 shares of common stock (equivalent to 21,072,918 CHESS Depositary Interests (“CDIs”)) under the Controlled Equity Offering Sales Agreement we entered into with Cantor Fitzgerald & Co. dated October 3, 2012, pursuant to a registration statement filed by us with the U.S. Securities and Exchange Commission (“SEC”), and the accompanying prospectus supplement that we filed with the SEC on October 4, 2012.						☐	☐	☐

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

Proxy — Unilife Corporation	+

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNILIFE CORPORATION

Failing the individual or body corporate named in the paragraph below by the undersigned, a stockholder of Unilife Corporation, a Delaware corporation (the “Company”), or if no individual or body corporate is named in the paragraph below, the undersigned does hereby appoint R. Richard Wieland II and J. Christopher Naftzger and each of them as Proxies with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the annual meeting of stockholders of the Company to be held at Intercontinental New York Barclay, 111 East 48th Street, New York, New York 10017 USA, on Thursday, November 21, 2013, at 3:00 P.M., U.S. Eastern Standard Time (Friday, November 22, 2013, at 7:00 A.M., Australian Eastern Daylight Time) (the “Annual Meeting”) and at any adjournment or postponement thereof, all of the shares of the Company’s common stock that the undersigned would be entitled to vote if personally present. R. Richard Wieland II and J. Christopher Naftzger intend to vote undirected proxies in favor of proposals No. 1-10.

If the undersigned does not wish to appoint R. Richard Wieland II or J. Christopher Naftzger as Proxy, then the undersigned does hereby appoint                              as Proxy with full power of substitution, in the name, place and stead of the undersigned to vote at the Annual Meeting of Stockholders and at any adjournment or postponement thereof, all of the shares of the Company’s common stock the undersigned would be entitled to vote if personally present.

The board of directors recommends that stockholders vote FOR the re-election of each of the directors named in Proposal No. 1 and FOR Proposal Nos. 2-10, excluding Slavko James Joseph Bosnjak (with respect to Proposal No. 4 only), Jeff Carter (with respect to Proposal No. 5 only), William Galle (with respect to Proposal Nos. 6 and 9 only), John Lund (with respect to Proposal No. 7 only), and Mary Katherine Wold (with respect to Proposal No. 8 only), who abstain from making a recommendation with respect to the proposal in parentheses after their name due to their personal interest in that proposal.

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.